     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 14, 2003.

                                               REGISTRATION NO. 333-105279

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    FORM SB-2/A
                                  AMENDMENT NO. 1

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                         Technology Visions Group, Inc.
--------------------------------------------------------------------------------
                 (Name Of Small Business Issuer In Its Charter)

          Delaware                       999                     84-1001269
--------------------------------------------------------------------------------
(State or Other Jurisdiction      (Primary Standard           (I.R.S. Employer
      of Incorporation        Industrial Classification      Identification No.)
      or Organization)              Code Number)

                            Carlsbad Research Center
                         5950 La Place Court, Suite 155
                           Carlsbad, California 92008
                                 (760) 918-9168
--------------------------------------------------------------------------------
          (Address and Telephone Number of Principal Executive Offices)

                            Carlsbad Research Center
                         5950 La Place Court, Suite 155
                           Carlsbad, California 92008
--------------------------------------------------------------------------------
(Address of Principal Place of Business or Intended Principal Place of Business)

                            Mr. James A. Giansiracusa
                            Carlsbad Research Center
                         5950 La Place Court, Suite 155
                           Carlsbad, California 92008
                                 (760) 918-9168
--------------------------------------------------------------------------------
           (Name, Address, and Telephone Number of Agent for Service)

                                    Copy to:
                                 April E. Frisby
                                 Weed & Co. LLP
                        4695 MacArthur Court, Suite 1430
                             Newport Beach, CA 92660
                            Telephone (949) 475-9086
                            Facsimile (949) 475-9087

Approximate Date of Proposed Sale to the Public: As soon as possible after this registration statement becomes effective.

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ] ______________________________

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________________________________________

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________________________________________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
  Title Of Each                                   Proposed
     Class Of                      Proposed       Maximum
    Securities         Amount      Maximum        Aggregate       Amount Of
      To Be            To Be       Offering       Offering       Registration
    Registered       Registered    Price(1)         Price            Fee
------------------ -------------- ---------- ------------------ ----------------
  Common Stock,      23,956,044      $.12       $2,874,725.28      $232.57
 $.001 par value

      Total          23,956,044                 $2,874,725.28      $232.57*
------------------ -------------- ---------- ------------------ ----------------
* previously paid

(1) This price is used solely for the purposes of computing the amount of the registration fee pursuant to Rule 457 of the Securities Act and is based on the high and low prices of the common stock on July 9, 2003.

The registrant amends this registration statement on the date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall then become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on the date as the Commission, acting pursuant to said Section 8(a), may determine.

                   SUBJECT TO COMPLETION, DATED JULY 14, 2003.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                   PROSPECTUS

                         TECHNOLOGY VISIONS GROUP, INC.

                        23,956,044 Shares of Common Stock

         This prospectus relates to the sale of up to 23,956,044 shares of our common stock by Fusion Capital Fund II, LLC. Fusion Capital is sometimes referred to in this prospectus as the selling stockholder. The prices at which Fusion Capital may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. Technology Visions will not receive proceeds from the sale of its shares by the selling stockholder.

         Technology Visions common stock is quoted on the Nasdaq
Over-the-Counter Bulletin Board Market under the symbol "TVGR." On July 9, 2003, the last reported sale price for our common stock as reported on the Nasdaq Over-the-Counter Bulletin Board Market was $.12 per share.

                              ____________________

         INVESTING IN THE COMMON STOCK INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR A DISCUSSION OF THESE RISKS.
                              ____________________

         Fusion Capital is an "underwriter" within the meaning of the Securities Act of 1933, as amended.
                              ____________________

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              ____________________


                    The date of this Prospectus is ________.

                                TABLE OF CONTENTS
                                -----------------

Prospectus Summary..........................................................   3
Risk Factors................................................................   4
Use of Proceeds.............................................................   9
The Fusion Transaction......................................................   9
Selling Stockholder.........................................................  13
Plan of Distribution........................................................  14
Legal Proceedings...........................................................  15
Directors, Executive Officers, Promoters and Control Persons................  15
Security Ownership of Certain Beneficial Owners and Management..............  16
Description of Securities...................................................  17
Experts.....................................................................  17
Disclosure of Commission Position on Indemnification for
  Securities Act Liabilities................................................  18
Organization Within Last Five Years.........................................  18
Description of Business.....................................................  18
Management's Discussion and Analysis or Plan of Operation...................  24
Description of Property.....................................................  28
Certain Relationships and Related Transactions..............................  28
Market for Common Equity and Related Stockholder Matters....................  28
Executive Compensation......................................................  29
Financial Statements........................................................ F-1

PROSPECTUS SUMMARY

BUSINESS

         Technology Visions Group, Inc. is a Delaware corporation. Technology Visions is located at the Carlsbad Research Center, 5950 La Place Court, Suite 155, Carlsbad, California, where its telephone number is (760) 918-9168. The address of Technology Visions' website is www.TVGI.net. Information on this website is not part of this prospectus.

         Technology Visions has defined January 1, 1995 as its date of inception for financial reporting purposes. On this date, the company had a change in management. In 1996, the company began development of its technologies.

         Technology Visions' objective is to take base technologies, develop these technologies until commercially viable products are possible, and license these technologies and any products resulting from the technologies to affiliated or unaffiliated entities. These licensees will be responsible for the production and marketing of these products. Since 1995, Technology Visions has not generated revenues from its intended operations. Since inception through March 31, 2003, Technology Visions has incurred cumulative losses of $10,578,045 as a development-stage company.

         Technology Visions has developed or acquired technologies that it believes have potential to yield commercially viable products. These technologies include the Polymer Encapsulation Technology ("PET") and GMENT treatment and stabilization systems, designed for use with low-level radioactive mixed waste treatment and clean up. None of the technologies are currently in commercial use.

         Business activities over the past two years have focused predominantly on identifying, developing and familiarizing potential consumers of PET and GMENT treatment and stabilization systems with the testing and evaluation work completed and funded to date by Lockheed Martin Idaho Technologies Co. and Bechtel BWXT Idaho LLC for the U.S. Department of Energy. Technology Visions functions as a subcontractor to Lockheed and/or Bechtel and is paid a fixed fee for each contract, which must be completed within a designated time frame. Technology Visions is responsible for completing the test and evaluation tasks designated by the contractor with the use of a third party supplier. The contractor then submits a final report with recommendations to the U.S. Department of Energy (DOE).

         In the last two fiscal years, Technology Visions has spent approximately $182,296 for research and development activities. Research and development expenses consist of the preparation of PET and GMENT product samples for evaluation in the encapsulation of low-level radioactive mixed waste for final disposal or as a method for transporting waste to an interim or final disposal site. These costs were borne directly by Technology Visions.

         At this time, the development of the GMENT technology is complete and Technology Visions is focused on commercialization and licensing of the product for use in DOE sites throughout the United States. Management is currently evaluating the needs of these sites and will use this information to prepare a marketing plan. Initial efforts will focus on the DOE site in Idaho Falls, Idaho. To commercialize PET, Technology Visions must complete the recommendations of a report prepared by Bechtel at an estimated cost of $250,000. The company estimates it will take 12 to 18 months to complete these recommendations once funding becomes available, if at all.

THE OFFERING

         On April 22, 2003, Technology Visions entered into a common stock purchase agreement with Fusion Capital Fund II, LLC, pursuant to which Fusion Capital has agreed to purchase, on each trading day, $10,000 of Technology Visions common stock up to an aggregate, under certain conditions, of $6 million. Fusion Capital, the selling stockholder under this prospectus, is offering for sale up to 23,956,044 shares of Technology Visions common stock. As of July 9, 2003, there were 63,888,874 shares outstanding, including the 1,978,022 shares that Technology Visions has issued to Fusion Capital as compensation for its purchase commitment, but excluding the 21,978,022 shares offered by Fusion Capital pursuant to this prospectus. The number of shares offered by Fusion represents 38% of the total common stock outstanding as of July 9, 2003. The number of shares ultimately offered for sale by Fusion
Capital is dependent upon the number of shares purchased by Fusion Capital under the common stock purchase agreement.


                                  RISK FACTORS

         You should carefully consider the risks described below before purchasing Technology Visions common stock. Technology Visions' most significant risks and uncertainties are described below; however, they are not the only risks the company faces. If any of the following risks actually occur, Technology Visions' business, financial condition, or results or operations could be materially adversely affected, the trading of Technology Visions common stock could decline, and you may lose all or part of your investment therein. You should acquire shares of Technology Visions common stock only if you can afford to lose your entire investment.


SINCE INCEPTION TO MARCH 31, 2003, TECHNOLOGY VISIONS HAS INCURRED SIGNIFICANT LOSSES TOTALING $10,578,045 AND ACCORDINGLY, MAY NOT BE ABLE TO GENERATE SUFFICIENT REVENUES, IF ANY, TO ACHIEVE OR SUSTAIN PROFITABILITY IN THE FUTURE.

         For the years ended December 31, 2001 and December 31, 2002, Technology Visions' net operating loss was $1,034,889 and $641,384, respectively. For the quarter ended March 31, 2003, Technology Visions' net operating loss was $188,068. For the period from inception (January 1, 1995) to March 31, 2003, Technology Visions incurred losses during its development stage totaling $10,578,045. At December 31, 2002 and at March 31, 2003, Technology Visions had a working capital deficit of $431,835 and $473,589. Technology Visions anticipates that net-operating losses will continue through the next year and therefore, Technology Visions may not be able to generate sufficient revenues, if any, to achieve or sustain profitability in the future. Technology Visions' losses are primarily due to expenses incurred in the development of technologies, including administrative expenses and interest.

         Further, the rate at which these losses may be incurred may increase significantly from current levels. As Technology Visions progresses from the product development stage of its technologies to the commercialization stage, additional expenses will be incurred prior to generating a revenue stream. At some point, Technology Visions will need to hire marketing and sales personnel. Accordingly, Technology Visions will need to expend significant funds on salary, travel expenses, appropriate market support tools and applicable expenses. In addition, Technology Visions will need to expend funds on market application or engineering expenses necessary to demonstrate product performance, which may occur at the site, at the laboratory at the University of Akron or at an outside accredited, EPA approved laboratory.

TECHNOLOGY VISIONS WILL REQUIRE ADDITIONAL FINANCING TO SUSTAIN ITS OPERATIONS AND WITHOUT THIS FINANCING, TECHNOLOGY VISIONS WILL NOT BE ABLE TO CONTINUE ITS OPERATIONS.

         At December 31, 2002, Technology Visions had a working capital deficit of $431,835. The independent auditor's report for the year ended December 31, 2002, includes an explanatory paragraph to their audit opinion stating that Technology Visions' recurring losses from operations and working capital deficiency raise substantial doubt about the company's ability to continue as a going concern. Technology Visions had an operating cash flow deficit of $238,658 for the year ended December 31, 2002 and $71,558 for the three months ended March 31, 2003. Technology Visions does not currently have sufficient financial resources to fund its operations.

         Technology Visions has the right to receive $10,000 per trading day under the agreement with Fusion Capital unless the company's stock price equals or exceeds $0.30, in which case the daily amount may be increased under certain conditions as the price of the company's common stock increases. Fusion Capital shall not have the right nor the obligation to purchase any shares of Technology Visions common stock on any trading days that the market price of the company's common stock is less than $0.05. Since Technology Visions initially registered 20,000,000 shares for sale by Fusion Capital pursuant to this prospectus (excluding the shares issued and issuable as a commitment fee), the selling price of Technology Visions common stock to Fusion Capital will have to average at least $0.30 per share for the company to receive the maximum proceeds of $6 million without registering additional shares of common stock. Assuming a purchase price of $.12 per share (the closing sale price of the common stock on July 9, 2003) and the purchase by Fusion Capital of the full 20,000,000 shares under the common stock purchase agreement, proceeds to Technology Visions would only be $2,400,000 unless the company chooses to register more than 20,000,000 shares, which the company has the right, but not the obligation, to do.

         The extent Technology Visions relies on Fusion Capital as a source of funding will depend on a number of factors including, the prevailing market price of Technology Visions common stock and the extent to which Technology Visions is able to secure working capital from other sources, such as through the sale and licensing of its technologies. If obtaining sufficient financing from Fusion Capital were to prove prohibitively expensive and if Technology Visions is unable to commercialize and sell the PET and GMENT technologies, the company will need to secure another source of funding in order to satisfy its working capital needs. Even if Technology Visions is able to access the full $6.0 million under the common stock purchase agreement with Fusion Capital, it may still need additional capital to fully implement its business, operating and development plans.

TECHNOLOGY VISIONS MAY NOT BE ABLE TO SUCCESSFULLY RESPOND TO CHANGES AND RISKS IN THE TECHNOLOGY FIELD WHICH MAY CAUSE TECHNOLOGY VISIONS' PRODUCTS TO BECOME OBSOLETE.

         Technology Visions' business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in the rapidly evolving market of waste encapsulation. Risks to Technology Visions' operations include, but are not limited to, possible inability to respond promptly to changes in a rapidly evolving and unpredictable business environment and the risk of inability to manage growth. Competitors, working with new technology, may arrive at a technology which renders Technology Visions' products obsolete. Therefore, if Technology Visions fails to adequately introduce new, competitive products on a timely basis, its business and results of operations would be harmed.

         To address these risks, Technology Visions must, among other things:

    o    expand its customer base,
    o    successfully implement its new business and marketing strategies,
    o    continue to develop and upgrade its technologies,
    o    respond to competitive developments, and
    o    attract and retain qualified personnel and consultants.

         Further, it will be a period of time, if ever, before any product resulting from Technology Visions' development efforts may be commercially marketed, sold and delivered. Because of these potential delays, other companies may develop and commence production of similar products prior to Technology Visions commencing any joint venture activities or licensing.

TECHNOLOGY VISIONS' TECHNOLOGIES ARE SUBJECT TO GOVERNMENT REGULATION FOR SAFETY, EFFICACY AND QUALITY, FAILURE TO OBTAIN REQUIRED REGULATORY APPROVALS MAY CAUSE IT TO CEASE PRODUCTION OF ITS TECHNOLOGIES AND THEREFORE, DECREASE ITS ABILITY TO GENERATE REVENUE.

         The production and marketing of Technology Visions' technologies and its ongoing research and development activities are subject to governmental regulation for safety, efficacy and quality by numerous authorities in the United States and other countries. These regulatory agencies include the Department of Transportation, the Environmental Protection Agency, Nuclear Regulatory Commission, and Department of Energy. Failures or delays by Technology Visions or its affiliates or licensees in obtaining the required regulatory approvals would adversely affect the marketing of products Technology Visions develops and Technology Visions' ability to receive product revenues and royalties. Both PET and GMENT are in the process of being reviewed by the DOE and may require further regulatory approvals.

TECHNOLOGY VISIONS' SYSTEMS, PROCEDURES, CONTROLS AND EXISTING SPACE MAY NOT BE ADEQUATE TO SUPPORT EXPANSION OF TECHNOLOGY VISIONS' OPERATIONS, WHICH MAY STRAIN TECHNOLOGY VISIONS' RESOURCES AND THEREFORE, DETRIMENTALLY AFFECT ITS FUTURE OPERATIONS.

         Technology Visions may expand its operations rapidly, which may create significant demands on Technology Visions' personnel and other administrative resources, operations and management. These demands on Technology Visions' administrative and operational capabilities could adversely effect:

    o    the quality of its products,
    o    its ability to retain and attract research and development staff,
    o its ability to retain and attract administrative personnel and management, and
    o    its ability to collect revenues, if any.

         Further, Technology Visions' systems, procedures, controls and existing space may not be adequate to support expansion of Technology Visions' operations. Technology Visions' future operating results will depend, among other things, on its ability to manage changing business conditions and to continue to improve its operational, financial control and reporting systems.

TECHNOLOGY VISIONS IS DEPENDENT ON MEMBERS OF ITS KEY PERSONNEL, PARTICULARLY MR. JAMES LAHEY AND MR. JAMES GIANSIRACUSA FOR THEIR KNOWLEDGE OF THE COMPANY'S TECHNOLOGIES, AND LOSS OF THIS PERSONNEL MAY CEASE THE RESEARCH AND DEVELOPMENT OF THE TECHNOLOGIES.

         The success of Technology Visions is dependent upon, among other things, the services of Mr. James Lahey, President and CEO, and Mr. James Giansiracusa, Chief Operating Officer, Secretary, and Chief Financial Officer. Because of Mr. Lahey's and Mr. Girasiracusa's knowledge of the company's technologies, the loss of the services of Mr. Lahey or Mr. Giansiracusa could have a material adverse effect on the research and development of the company's technologies. Mr. Lahey and Mr. Giansiracusa were responsible for negotiating and implementing contracts entered into for research and testing for the United States Department of Energy. Mr. Lahey and Mr. Giansiracusa are near retirement age and may choose to leave Technology Visions prior to the development of the company's technologies, which may lead to loss of these contacts and therefore, halt the development of the technology. Technology Visions has entered into employment agreements with Mr. Lahey and Mr. Giansiracusa which extend through December 31, 2004, but does not maintain any key-man life insurance.

         Further, Technology Visions hires independent engineers, research consultants, institutes, independent business entities and other technical and business consultants as needed to develop and analyze technologies. In the future, Technology Visions may not be able to attract and retain these qualified individuals to implement its business plan.

TECHNOLOGY VISIONS' SUCCESS DEPENDS UPON ITS ABILITY TO PROTECT ITS INTELLECTUAL PROPERTY AND PROPRIETARY TECHNOLOGIES, WHICH COULD INVOLVE COSTLY AND LENGTHY LITIGATION THAT COULD SERIOUSLY HARM ITS BUSINESS AND FINANCIAL CONDITION.

         Technology Visions holds proprietary rights and patents on some of its technologies and there is a patent pending for the Polymer Encapsulation Technology. Others may infringe upon patents that Technology Visions holds and Technology Visions may not be able to afford the high cost of filing and pursuing an infringement action against any alleged infringing party. In addition, any particular aspect of Technology Visions' technologies may infringe the claims of other existing patents, and therefore, subject Technology Visions to an infringement action.

         Legal proceedings could subject Technology Visions to significant liability for damages or invalidate Technology Visions' proprietary rights. Any potential intellectual property litigation also could force Technology Visions to take specific actions, including:

    o cease selling its products that use the challenged intellectual property;
    o obtain from the owner of the infringed intellectual property a right or a license to sell or use the relevant technology, which license may not be available on reasonable terms, or at all; or
    o    redesign those products that use infringing intellectual property.

NEW PRODUCTS AND TECHNOLOGIES THAT TECHNOLOGY VISIONS DEVELOPS MAY FAIL TO MEET COMMERCIAL EXPECTATIONS AND MAY SUBJECT IT TO RISK FOR PRODUCT LIABILITY, WHICH COULD PREVENT TECHNOLOGY VISIONS FROM EVER BECOMING PROFITABLE.

         The marketing of Technology Visions' proposed products has inherent risks, particularly PET, which was developed to contain and transport certain types of radioactive waste. The proposed technologies have not operated over time and under various conditions of actual use. Even if a product is successfully developed, manufactured and marketed, the occurrence of:

    o    a warranty or product liability action,
    o    retraction of market acceptance due to a proposed product failure, or
    o    failure of a product to meet commercial expectations,

could prevent Technology Visions from ever becoming profitable. Further, failure of a proposed product to operate as expected could lead to potential product liability suits. Technology Visions does not currently have product liability insurance. Further, development of new technologies for manufacture is frequently subject to unforeseen expenses, difficulties and complications and in some cases, development cannot be accomplished.

TECHNOLOGY VISIONS' OPERATIONS ARE DEPENDANT ON LOCATING ADEQUATE SUPPLIERS AND MANUFACTURERS, FAILURE TO DO SO COULD REDUCE OR CURTAIL OPERATIONS.

         Sources of supply for Technology Visions' proposed products may be difficult to locate or may not provide sufficient supplies at a reasonable cost for the proposed products. Further, Technology Visions does not have manufacturing expertise, facilities or capabilities and does not intend to manufacture any products. Even if an acceptable supplier or manufacturer can be found, termination of the services of these suppliers or manufacturers could result in interruptions in the ability to manufacture the products until an alternative source can be secured. Technology Visions will be dependant on contractors and subcontractors to timely manufacture the proposed products in sufficient quantities, at the required specifications, and at low enough prices to meet Technology Visions' proposed sales prices for its products.

TECHNOLOGY VISIONS FACES SUBSTANTIAL COMPETITION FROM COMPETITORS WITH SIGNIFICANTLY GREATER HUMAN AND FINANCIAL RESOURCES, EXPERIENCE, AND TECHNICAL STAFF, WHICH COULD REDUCE OR ELIMINATE TECHNOLOGY VISIONS' ABILITY TO COMPETE IN A DESIGNATED MARKET.

         There are many companies, substantially all with significantly greater resources, including financial resources, experience and technical staff than Technology Visions. These companies have, or may successfully develop, products which meet some of the needs intended to be met by Technology Visions' proposed products. Some of these companies have established strong market positions in their products. These competitors may respond vigorously to any threat in their market shares and therefore, Technology Visions may not be able to compete successfully in the future.

THE SALE OF TECHNOLOGY VISIONS COMMON STOCK TO FUSION CAPITAL MAY CAUSE DILUTION AND THE SALE OF THE SHARES OF COMMON STOCK ACQUIRED BY FUSION CAPITAL COULD CAUSE THE PRICE OF TECHNOLOGY VISIONS COMMON STOCK TO DECLINE.

         The purchase price for the common stock to be issued to Fusion Capital pursuant to the common stock purchase agreement will fluctuate based on the price of Technology Visions common stock. All shares in this offering are freely tradable. Fusion Capital may sell none, some or all of the shares of common stock purchased from Technology Visions at any time. Technology Visions expects that the shares offered by this prospectus will be sold over a period of up to 30 months from the date of this prospectus. Depending upon market liquidity at the time, a sale of shares under this offering at any given time could cause the trading price of Technology Visions common stock to decline. The sale of a substantial number of shares of Technology Visions common stock under this offering, or anticipation of such sales, could make it more difficult for Technology Visions to sell equity or equity-related securities in the future at a time and at a price that Technology Visions might otherwise wish to effect sales.

TECHNOLOGY VISIONS' ABILITY TO ATTRACT ADDITIONAL FINANCING, IF AT ALL, MAY DILUTE THE OWNERSHIP INTERESTS OF INVESTORS AND MAY CAUSE THE SELLING STOCKHOLDER, AS WELL AS OTHER HOLDERS, TO SELL THEIR SHARES, WHICH WOULD CONTRIBUTE TO DOWNWARD MOVEMENT IN THE PRICE OF SHARES.

         Technology Visions intends to raise additional funds through the issuance of equity, equity-related or convertible debt securities. The issuance of additional common stock dilutes existing stockholders. In connection with its transaction with Fusion Capital, Technology Visions may issue up to 23,956,044 shares of common stock, and accordingly, Technology Visions' stockholders may experience dilution. Further procurement of additional financing through the issuance of equity, equity-related or convertible debt securities or preferred stock may further dilute existing stock. Further, the perceived risk of dilution may cause the selling stockholder, as well as other holders, to sell their shares, which would contribute to downward movement in the price of your shares.

TECHNOLOGY VISIONS' COMMON STOCK PRICE IS HIGHLY VOLATILE AND ANY FLUCTUATIONS THAT OCCUR MAY REDUCE THE MARKET PRICE AND/OR LIQUIDITY OF TECHNOLOGY VISIONS' COMMON STOCK.

         The market price of the common stock has been, and is likely to remain, highly volatile as is frequently the case with development-stage public companies. The following developments affecting Technology Visions or its competitors could cause the market price of the common stock to fluctuate substantially and reduce the liquidity of the common stock:

    o    quarterly operating losses of Technology Visions,
    o deviations in losses of operations from estimates of securities analysts, if any,
    o changes in general conditions in the economy, or in the technological industry, and
    o    the introduction of competing technologies.

         The equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies' securities and that have often been unrelated to the operating performance of these companies.

TECHNOLOGY VISIONS' COMMON STOCK IS TRADED ON A LIMITED PUBLIC MARKET, WHICH MAY IMPACT STOCKHOLDERS' ABILITY TO LIQUIDATE THEIR INVESTMENTS.

         Technology Visions' common stock is traded on a limited basis on the Nasdaq OTC Bulletin Board, which tends to be comprised of small businesses of regional interest with limited trading activity. At this time, Technology Visions' common stock is traded in only a limited number of states. The existing market for the common stock may not continue and therefore, holders of the common stock may not be able to sell the common stock should they desire to do so.

                                 USE OF PROCEEDS

         This prospectus relates to shares of Technology Visions common stock that may be offered and sold from time to time by selling stockholders. Technology Visions will not receive any proceeds from the sale of shares of common stock in this offering. However, the company may receive up to $6.0 million in proceeds from the sale of its common stock to Fusion Capital under the common stock purchase agreement. Any proceeds from Fusion Capital that Technology Visions receives under the common stock purchase agreement will be used for working capital and general corporate purposes, and specifically, to commercialize and market the company's technologies.

         In particular, Technology Visions may use this funding, if any, to hire consultants familiar with the United States Department of Energy and the various DOE waste sites located across the United States. These consultants will focus on identifying waste clean-up opportunities throughout the United States and communicate with the DOE to determine the specific needs of each waste site. The company may also hire a sales and marketing personnel to follow-up and market the company's products to the decision makers at those DOE sites. Even if the necessary funding is received, the company cannot guarantee that it will able to attract and/or retain the consultants or sales and marketing personnel necessary for the commercialization and marketing of the company's products.


                             THE FUSION TRANSACTION

GENERAL

         On April 22, 2003, Technology Visions entered into a common stock purchase agreement with Fusion Capital Fund II, LLC pursuant to which Fusion Capital agreed to purchase on each trading day during the term of the agreement, $10,000 of Technology Visions common stock or an aggregate of $6.0 million. The $6.0 million of common stock is to be purchased over a 30-month period, subject to a six-month extension or earlier termination at Technology Visions' discretion. The purchase price of the shares of common stock will be equal to a price based upon the future market price of the common stock without any fixed discount to the market price. Fusion Capital does not have the right or the obligation to purchase shares of Technology Visions common stock in the event that the price of its common stock is less than $0.05.

         Technology Visions has authorized the sale and issuance of 20,000,000 shares of its common stock to Fusion Capital under the common stock purchase agreement of which it has registered 20,000,000 shares. Technology Visions estimates that the maximum number of shares it will sell to Fusion Capital under the common stock purchase agreement will be 20,000,000 shares (exclusive of the 1,978,022 shares issued and 1,978,022 issuable to Fusion Capital as the commitment fee) assuming Fusion Capital purchases all $6.0 million shares of common stock.

PURCHASE OF SHARES UNDER THE COMMON STOCK PURCHASE AGREEMENT

         Under the common stock purchase agreement, Fusion Capital is obligated to purchase a specified dollar amount of Technology Visions common stock. Subject to Technology Visions right to suspend these purchases at any time, and its right to terminate the agreement with Fusion Capital at any time, each as described below, Fusion Capital shall purchase on each trading day during the term of the agreement $10,000 of Technology Visions common stock. Technology Visions may decrease this daily purchase amount at any time. Technology Visions also has the right to increase the daily purchase amount at any time; provided however, it may not increase the daily purchase amount above $10,000 unless its stock price is above $.30 per share for five consecutive trading days. The purchase price per share is equal to the lesser of:

    o the lowest sale price of Technology Visions common stock on the purchase date; or

    o the average of the three (3) lowest closing sale prices of Technology Visions common stock during the fifteen (15) consecutive trading days prior to the date of a purchase by Fusion Capital.

         The purchase price will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the trading days in which the closing bid price is used to compute the purchase price. Fusion Capital may not receive shares of Technology Visions common stock under the common stock purchase agreement if Fusion Capital, together with its affiliates, would beneficially own more than 9.9% of its common stock outstanding at the time of the purchase by Fusion Capital. However, even though Fusion Capital may not receive additional shares of Technology Visions common stock in the event that the 9.9% limitation is ever reached, if Technology Visions submits a purchase notice when Fusion Capital is above the 9.9% limitation, Fusion Capital is still obligated to purchase the shares and therefore, pay to it $10,000 on each trading day, unless the common stock purchase agreement is suspended, an event of default occurs or the agreement is terminated. Under these circumstances, Fusion Capital would acquire these additional shares immediately after its ownership becomes less than the 9.9% limitation. The price for these additional shares would be set at the time the company submits the purchase notice for the shares. Fusion Capital has the right at any time to sell any shares purchased under the common stock purchase agreement which would allow it to avoid the 9.9% limitation. Therefore, Technology Visions does not believe that Fusion Capital will ever reach the 9.9% limitation.

         The following table sets forth the amount of proceeds we would receive from Fusion Capital from the sale of shares of our common stock offered by this prospectus at varying purchase prices:

    ASSUMED          NUMBER OF SHARES        PERCENTAGE OUTSTANDING        PROCEEDS FROM THE SALE OF 20,000,000
    AVERAGE            TO BE ISSUED         AFTER GIVING EFFECT TO THE     SHARES TO FUSION CAPITAL UNDER THE
 PURCHASE PRICE      IF FULL PURCHASE      ISSUANCE TO FUSION CAPITAL(1)    COMMON STOCK PURCHASE AGREEMENT
 --------------      ----------------      -----------------------------    -------------------------------
     $0.05              20,000,000                  %23.8                        $1,000,000
     $0.12(2)           20,000,000                  %23.8                         2,400,000
     $0.15              20,000,000                  %23.8                         3,000,000
     $0.25              20,000,000                  %23.8                         5,000,000
     $0.35              17,142,857                  %21.2                         6,000,000
     $0.45              13,333,333                  %17.3                         6,000,000
____________________

         (1)      Based on 63,888,874 shares outstanding as of July 9, 2003.
         (2)      Closing sale price of our common stock on July 9, 2003.

The company has no present intention to issue more than the 20,000,000 shares it is registering for purchase under the Fusion Agreement and which are being offered pursuant to this prospectus, regardless of the amount of proceeds raised. Further, we have the right to terminate the agreement any time without any payment or liability to Fusion Capital. However, under the terms of the agreement, the company has the right, but not the obligation, to issue up to $6,000,000 worth of our shares of common stock at a price which cannot be less than $0.05. Accordingly, the maximum shares the company could issue under the agreement is 120,000,000. However, before the company would have the right to issue more than the 20,000,000 shares offered hereby, we would first be required to file and have declared effective a new registration statement with regard to such additional shares. In addition, our shareholders would have to authorize an increase in the number of shares of our authorized common stock beyond the current 100,000,000 shares presently authorized.


MINIMUM PURCHASE PRICE

         Technology Visions has the right to set a minimum purchase price ("floor price") at any time. Currently, the floor price is $0.10. Technology Visions can increase or decrease the floor price at any time upon one trading day prior notice to Fusion Capital. However, the floor price cannot be less than $0.05. Fusion Capital shall not have the right nor the obligation to purchase any shares of Technology Visions common stock in the event that the purchase price is less than the then applicable floor price.

TECHNOLOGY VISIONS' RIGHT TO SUSPEND PURCHASES

         Technology Visions has the unconditional right to suspend purchases at any time for any reason effective upon one trading day's notice. Any suspension would remain in effect until its revocation of the suspension. To the extent Technology Visions needs to use the cash proceeds of the sales of common stock under the common stock purchase agreement for working capital or other business purposes, it does not intend to restrict purchases under the common stock purchase agreement.

TECHNOLOGY VISIONS' RIGHT TO INCREASE AND DECREASE THE DAILY PURCHASE AMOUNT

         Under the common stock purchase agreement Fusion Capital has agreed to purchase on each trading day during the 30 month term of the agreement, $10,000 of Technology Visions common stock or an aggregate of $6.0 million. Technology Visions has the unconditional right to decrease the daily amount to be purchased by Fusion Capital at any time for any reason effective upon one trading day's notice. It also has the right to increase the daily purchase amount as the market price of its common stock increases. Specifically, for every $0.10 increase in Threshold Price above $0.20, the company shall have the right to increase the daily purchase amount by up to an additional $1,000. For example, if the Threshold Price is $0.30 it would have the right to increase the daily purchase amount to up to an aggregate of $11,000. The "Threshold Price" is the lowest sale price of Technology Visions common stock during the five trading days immediately preceding its notice to Fusion Capital to increase the daily purchase amount. If at any time during any trading day the sale price of the company's common stock is below the Threshold Price, the applicable increase in the daily purchase amount will be void.

TECHNOLOGY VISIONS' TERMINATION RIGHTS

         Technology Visions has the unconditional right at any time for any reason to give notice to Fusion Capital terminating the common stock purchase agreement. This notice shall be effective one trading day after Fusion Capital receives notice.

EFFECT OF PERFORMANCE OF THE COMMON STOCK PURCHASE AGREEMENT ON TECHNOLOGY VISIONS SHAREHOLDERS

         All shares registered in this offering will be freely tradable. It is anticipated that shares registered in this offering will be sold over a period of up to 30 months from the date of this prospectus. The sale of a significant amount of shares registered in this offering at any given time could cause the trading price of Technology Visions common stock to decline and to be highly volatile. Fusion Capital may ultimately purchase all of the shares of common stock issuable under the common stock purchase agreement, and it may sell some, none or all of the shares of common stock it acquires upon purchase. Therefore, the purchases under the common stock purchase agreement may result in substantial dilution to the interests of other holders of Technology Visions common stock. However, Technology Visions has the right at any time for any reason to: (1) reduce the daily purchase amount, (2) suspend purchases of the common stock by Fusion Capital and (3) terminate the common stock purchase agreement.

NO SHORT-SELLING OR HEDGING BY FUSION CAPITAL

         Fusion Capital has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of Technology Visions common stock during any time prior to the termination of the common stock purchase agreement.

EVENTS OF DEFAULT

         Generally, Fusion Capital may terminate the common stock purchase agreement without any liability or payment to the company upon the occurrence of any of the following events of default:

         o the effectiveness of the registration statement, of which this prospectus is a part, of lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to Fusion Capital for sale of Technology Visions common stock offered hereby and such lapse or unavailability continues for a period of ten (10) consecutive trading days or for more than an aggregate of thirty (30) trading days in any 365-day period;

         o suspension by Technology Visions' principal market of Technology Visions common stock from trading for a period of three consecutive trading days;

         o the de-listing of Technology Visions common stock from its principal market provided Technology Visions common stock is not immediately thereafter trading on the Nasdaq National Market, the Nasdaq National SmallCap Market, the New York Stock Exchange or the American Stock Exchange;

         o the transfer agent's failure for five trading days to issue to Fusion Capital shares of Technology Visions common stock which Fusion Capital is entitled to under the common stock purchase agreement;

         o any material breach of the representations or warranties or covenants contained in the common stock purchase agreement or any related agreements which has or which could have a material adverse affect on Technology Visions subject to a cure period of ten trading days;

         o a default by Technology Visions of any payment obligation in excess of $1.0 million; or

         o any participation or threatened participation in insolvency or bankruptcy proceedings by or against Technology Visions.

COMMITMENT SHARES ISSUED TO FUSION CAPITAL

         Under the terms of the common stock purchase agreement, Fusion Capital has received 1,978,022 shares of Technology Visions common stock as a commitment fee. In addition, at such time as Fusion Capital has purchased $3,000,000 of Technology Visions common stock under the common stock purchase agreement, Technology Visions will issue to Fusion Capital an additional 1,978,022 shares of common stock as an additional commitment fee. Unless an event of default occurs, these shares must be held by Fusion Capital until 30 months from the date of the common stock purchase agreement or the date the common stock purchase agreement is terminated.

NO VARIABLE PRICED FINANCINGS

         Until the termination of the common stock purchase agreement, Technology Visions has agreed not to issue, or enter into any agreement with respect to the issuance of, any variable priced equity or variable priced equity-like securities unless Technology Visions has obtained Fusion Capital's prior written consent.

                               SELLING STOCKHOLDER

The following table presents information regarding the selling stockholder. No selling stockholder nor any of their affiliates has held a position or office, or had any other material relationship, with Technology Visions.

                                                     PERCENTAGE                   PERCENTAGE
                                                   OF OUTSTANDING                     OF
                                                       SHARES                     OUTSTANDING
                                        SHARES      BENEFICIALLY                     SHARES
                                     BENEFICIALLY       OWNED       SHARES TO BE  BENEFICIALLY
            SELLING                  OWNED BEFORE      BEFORE        SOLD IN THE   OWNED AFTER
           STOCKHOLDER                 OFFERING     OFFERING (1)      OFFERING      OFFERING
-----------------------------------  ------------   ------------    ------------    --------
Fusion Capital Fund II, LLC (1) (2)   1,978,022         2.3%         23,956,044        0%

         ______________________


         (1) As of the date hereof, 1,978,022 shares of Technology Visions common stock have been acquired by Fusion Capital under the common stock purchase agreement. Fusion Capital may acquire up to an additional 21,978,022 shares under the common stock purchase agreement. Percentage of outstanding shares is based on 63,888,874 shares of common stock outstanding as of July 9, 2003, together with such additional 21,978,022 shares of common stock that may be acquired by Fusion Capital from us under the common stock purchase agreement after the date hereof. Fusion Capital may not purchase shares of Technology Visions common stock under the common stock purchase agreement if Fusion Capital, together with its affiliates, would beneficially own more than 9.9% of Technology Visions common stock outstanding at the time of the purchase by Fusion Capital. However, even though Fusion Capital may not receive additional shares of Technology Visions common stock in the event that the 9.9% limitation is ever reached, if Technology Visions submits a purchase notice when Fusion is above the 9.9% limitation, Fusion Capital is still obligated to purchase the shares and therefore, pay to Technology Visions $10,000 on each trading day, unless the common stock purchase agreement is suspended, an event of default occurs or the agreement is terminated. Under these circumstances, Fusion Capital would acquire additional shares immediately after its ownership becomes less than the 9.9%. The price for these additional shares would be set at the time the company submits the purchase notice for the shares. Fusion Capital has the right at any time to sell any shares purchased under the common stock purchase agreement which would allow it to avoid the 9.9% limitation. Therefore, Technology Visions does not believe that Fusion Capital will ever reach the 9.9% limitation.

         (2) Steven G. Martin and Joshua B. Scheinfeld, the principals of Fusion Capital, are deemed to be beneficial owners of all of the shares of common stock owned by Fusion Capital. Messrs. Martin and Scheinfeld have shared voting and disposition power over the shares being offered under this prospectus.

                              PLAN OF DISTRIBUTION

         Fusion Capital Fund II, LLC, the selling stockholder, is offering the common stock in this prospectus. The common stock may be sold or distributed from time to time by the selling stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this prospectus may be effected in one or more of the following methods:

    o    ordinary brokers' transactions;
    o    transactions involving cross or block trades;
    o    through brokers, dealers, or underwriters who may act solely as agents;
    o    "at the market" into an existing market for the common stock;
    o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;
    o    in privately negotiated transactions; or
    o    any combination of the foregoing.

         In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

         Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholder and/or purchasers of the common stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions.

         Fusion Capital is an "underwriter" within the meaning of the Securities Act.

         Neither Technology Visions nor Fusion Capital can presently estimate the amount of compensation that any agent will receive. Technology Visions knows of no existing arrangements between Fusion Capital, any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any compensation from the selling stockholder and any other required information.

         Technology Visions will pay all of the expenses incident to the registration, offering, and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers, or agents. Technology Visions has also agreed to indemnify Fusion Capital and related persons against specified liabilities, including liabilities under the Securities Act.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Technology Visions' directors, officers, and controlling persons, Technology Visions has been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         Fusion Capital and its affiliates have agreed not to engage in any direct or indirect short selling or hedging of Technology Visions common stock during the term of the common stock purchase agreement.

         Technology Visions has advised Fusion Capital that while it is engaged in a distribution of the shares included in this prospectus, it is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this prospectus.

         This offering will terminate on the date that the selling stockholder has sold all shares offered by this prospectus.

                                LEGAL PROCEEDINGS

         Technology Visions is not a party to any material litigation and to the knowledge of management, there are no asserted or unasserted claims against Technology Visions.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth information concerning the directors and executive officers of Technology Visions:

        NAME              AGE                       TITLE
--------------------------------------------------------------------------------

James B. Lahey            68      Chairman of the Board of Directors, President,
                                  Chief Executive Officer, and Director
James A. Giansiracusa     54      Chief Operating Officer, Secretary, Chief
                                  Financial Officer and Director
Stephen V. Prewett        60      Director
Ian C. Gent               61      Director
William N. Whelen, Jr.    65      Director

JAMES B. LAHEY became President and a director of Technology Visions in March 1995. From 1993 through 1994, he was President and Executive Vice President of Sensotron, Inc., which develops technologically advanced transducer products. From 1989 to 1992 he was Corporate Executive Vice President of W. S. Shamban & Co., a manufacturer of engineered sealing systems. He has previously held senior management positions with W.R. Grace & Co. and Ausimont U.S.A. Mr. Lahey holds a Bachelors degree in Civil Engineering from Manhattan College and is a registered professional engineer in New York.

JAMES A. GIANSIRACUSA has been the Secretary of Technology Visions since October 1993 and became Vice President-Operations in January 1994 and Chief Financial Officer and Chief Operating Officer in March 1997. Before joining Technology Visions, Mr. Giansiracusa was a Lieutenant Colonel in the United States Marine Corps where his duties included command billets in both aviation and infantry. He was also a consultant for Wackenhut Services International, an international security firm, from 1991 to 1992. During Mr. Giansiracusa's military service he was, at times, responsible for over 1,300 persons. Mr. Giansiracusa participated in strategic planning relative to many global scenarios. Mr. Giansiracusa holds a Master of Science degree in Systems Management from the University of Southern California.

IAN C. GENT has been a consultant to Technology Visions since September 1994. Mr. Gent became Chief Financial Officer and a director of Technology Visions in April 1995. Mr. Gent resigned as Chief Financial Officer in February 1997. He has provided advice in the areas of investment banking, corporate structuring, and organizational strategies. Mr. Gent has also assisted with securities compliance and investor relations. Between 1989 and 1994 he was Vice President and Director of the Canadian Commerce Group of Fleet Bank of New York, a member of the Fleet Financial Group. In January 1994 he became President and Chief Executive Officer of West Niagara Capital Corporation, a private Canadian merchant banking company specializing in technology and real estate consulting. In 1995 he formed Gent International Consulting taking over the activities of West Niagara. During his 27 years in the securities and banking industries, he has held positions as Vice President, Merrill Lynch Royal Securities in Canada, Managing Director of a regional broker dealer, President and Chief Operating Officer of Southern Tier Gas Producers (STG-TSE), and President and Chief Executive Officer of GDM Securities, a wholly owned subsidiary of Goldome Savings Bank. Mr. Gent has a Bachelor of Science in Business Administration from Ashland College, Ohio and has completed several advanced management and industry programs.

DR. STEPHEN V. PREWETT has been a consultant to Technology Visions since July 1994 and has provided technological assessment support, technology transfer guidance, and license agreement negotiations. He became Vice President-Technology Development in July 1994 and a director of Technology Visions in April 1995. Dr. Prewett has extensive nuclear industry experience and has served in a variety of positions with the Department of Energy, including Senior Nuclear Engineer from 1976 to 1982. Dr. Prewett was also Director of Environmental Safety and Health and Manager of Environmental Affairs with Gen Corp, a multi-national manufacturing company from 1982 to 1984. Dr. Prewett's background includes market assessment, identifying teaming partners for new technology implementations, and strategy assessment to identify market trends and industry growth areas. Dr. Prewett received a Bachelor of Science in Applied Physics degree from East Carolina University, and Masters and Doctorate degrees from Virginia Polytechnic Institute in Nuclear Science and Engineering.

WILLIAM N. WHELEN, JR. was appointed a director of Technology Visions in September 1996. Mr. Whelen's broker registration for the last five years has been with Simon Securities, Inc. of New Jersey. Mr. Whelen serves on the board of Alpha Online Power Corporation, a public company, and is a trustee for the Episcopal Diocese of Delaware. He holds a Bachelor of Science Degree in Electrical Engineering from Widener University of Chester, Pennsylvania.

         All directors hold office until the next annual meeting of the stockholders and until their successors have been elected and qualified. The board of directors elects officers annually. There are no family relationships between any of the Technology Visions' directors and officers. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which any person has been elected or nominated as a director or executive officer.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of July 9, 2003, information regarding shares of common stock owned by (a) each person known by management to beneficially own more than 5% of the outstanding common stock, (b) each of Technology Visions' officers and directors, and (c) all executive officers and directors of Technology Visions as a group:

                                                                     Percent of
Name and Address of                  Amount and Nature of            Outstanding
Beneficial Owner                     Beneficial Shares Owned         Ownership
----------------                     -----------------------         ---------

Officers and Directors:
-----------------------
James B. Lahey                       2,577,144(1)                        4%
Carlsbad Research Center
5950 La Place Court, Suite 155
Carlsbad, CA 92008

James A. Giansiracusa                2,295,667(1)                        4%
Carlsbad Research Center
5950 La Place Court, Suite 155
Carlsbad, CA 92008

Ian C. Gent                            350,000                          <1%
Carlsbad Research Center
5950 La Place Court, Suite 155
Carlsbad, CA 92008

Stephen V. Prewett                     600,000                          <1%
Carlsbad Research Center
5950 La Place Court, Suite 155
Carlsbad, CA 92008

William N. Whelen, Jr.                 650,000                           1%
Carlsbad Research Center
5950 La Place Court, Suite 140
Carlsbad, CA 92008

All Officers and Directors
as a group (5 persons)               6,472,811                          10%

Others:
-------
Ruth P. Brittingham                  5,022,292                           8%

O. G. Sansone & Colleen Sansone      5,543,603                           9%

Richard Benveniste                   5,204,038                           8%

(1) Includes 200,000 shares underlying options at an exercise price of $.05 per share.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

         Pursuant to Technology Visions' Articles of Incorporation, the Board of Directors has authority to issue up to 100,000,000 shares of common stock, par value $0.001 per share. As of July 9, 2003, there were 63,888,874 shares issued and outstanding, one vote for each share held on all matters. Cumulative voting in elections of directors and all other matters brought before stockholders meetings, whether they are annual or special, is not provided for under Technology Visions' Articles of Incorporation or Bylaws. Technology Visions has not paid cash dividends on its common stock and does not intend to do so in the foreseeable future. Technology Visions intends to retain earnings, if any, to provide funds for its operations. Future dividend policy will be determined by the board of directors based upon conditions then existing including Technology Visions' earnings and financial condition, capital requirements and other relevant factors.

PREFERRED STOCK

         Pursuant to the Technology Visions' Articles of Incorporation, the Board of Directors has the authority, without further action by the stockholders, to issue up to 2,000,000 shares of preferred stock in one or more series. Further, the Board of Directors may fix the designations, preferences, rights and the qualifications, limitations of restrictions on these shares, including:

    o    dividend rights,
    o    conversion rights,
    o    voting rights,
    o    terms of redemption, and
    o    liquidation preferences.

         Any or all of these rights may be greater than the rights of the common stock. There are no shares of preferred stock currently issued and outstanding. The Board of Directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could thus be issued quickly with terms calculated to delay or prevent a change in control of Technology Visions or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock, and may adversely affect the voting and other rights of the holders of common stock.

TRANSFER AGENT

         North American Transfer Co., located at 147 West Merrick Road, Freeport, New York 11520, serves as the transfer agent for Technology Visions.

                                    EXPERTS

         Our financial statements as of December 31, 2002 and for each of the years in the two-year period ended December 31, 2002, and the period from inception (January 1, 1995) through December 31, 2002, appearing in this prospectus and registration statement have been audited by McKennon, Wilson & Morgan LLP, of Irvine California independent auditors, as set forth in their report on such financial statements, appearing elsewhere in this prospectus and in this registration statement, and are included in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

         Weed & Co. LLP, special counsel for Technology Visions, has given an opinion on the validity of the securities being registered in this offering. Richard O. Weed, managing partner of Weed & Co. LLP, owns options to purchase 400,000 shares of Technology Visions common stock at exercise prices ranging from $.15 to $.45. The expiration dates of these options range from December 31, 2004 to February 7, 2005.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                       ORGANIZATION WITHIN LAST FIVE YEARS

         On May 27, 1997, Technology Visions entered into an installment loan agreement with an individual shareholder, Ruth Brittingham, to borrow $300,000, payable in $100,000 installments on May 27, 1997, September 5, 1997 and December 3, 1997. As of December 31, 1998, the shareholder had advanced Technology Visions $299,500 against the $300,000 loan agreement. The installment loan bears interest at 12% per annum and was due on May 27, 1999. The loan agreement provides for a minimum semi-annual interest payment of $6,000 commencing December 6, 1997, which was paid in January 1998. Technology Visions has defaulted on its remaining semi-annual interest payments totaling $189,250. The installment note is collateralized by Technology Visions' rights, titles and patents to the Polymer Encapsulation Technology. On April 15, 2002, Ms. Brittingham entered into a standstill agreement with Technology Visions in which she agreed to forbear any collection of this debt until December 31, 2003.

         On March 24, 1999, Ruth Brittingham advanced Technology Visions $60,000. The loan bears an interest rate of 10% per annum and had an original maturity date of November 5, 1999. Accrued interest on this loan totaled $22,500 as of December 31, 2002. On April 15, 2002, Ms. Brittingham entered into a standstill agreement with Technology Visions in which she agreed to forbear any collection of this debt until December 31, 2003.

         As of December 31, 2002, James Lahey and James Giansiracusa, officers of the company, advanced Technology Visions a total of $193,341 for funding the continuing operations of the company. The loans bear interest between 8% and 10% per annum and are convertible into common stock at a 20% discount to the average five-day market price prior to the conversion date. Accrued interest on these loans totals $75,049 as of December 31, 2002. In April 2002, the officers agreed to forbear any collection of this debt until December 31, 2003.

         In April 2002, James Lahey, James Giansiracusa, and Stephen Prewett, a former officer of the company, agreed to waive any default resulting from unpaid amounts due to them for compensation effective until December 31, 2003. At that time, the Board of Directors approved accruing interest on all unpaid salary beginning with salaries accrued in the year ending December 31, 2001, at 8% per annum and going forward. Accrued officer's compensation unpaid at December 31, 2002 totaled $1,549,835, and accrued interest totaled $38,282. The accrued compensation is convertible into common stock discounted 10% at $0.32 per share for compensation earned through 2000, and at $0.05 and $0.14 per share for compensation earned in 2001 and 2002, respectively.

                             DESCRIPTION OF BUSINESS

HISTORY OF TECHNOLOGY VISIONS

         Technology Visions Group, Inc. was incorporated in Delaware in 1985 under the name Orbit Technologies, Inc. Orbit Technologies, Inc. changed its name to Technology Visions Group, Inc. on December 22, 2000. A change in control occurred in 1995 when current management became involved. As such, management has defined inception as January 1, 1995 for financial reporting purposes.

         Technology Visions' objective is to take base technologies, develop these technologies until commercially viable products are possible, and license these technologies and any products resulting from the technologies to affiliated or unaffiliated entities. These licensees will be responsible for the production and marketing of these products. Since 1995, Technology Visions has not generated revenues from its intended operations.

         Technology Visions operates under its current mandate as an applied research and development company and technology portal that employs and retains independent engineers, research consultants, research institutes, universities and other consultants as needed to develop and analyze technologies. Technology Visions has developed or acquired technologies that it believes have potential to yield commercially viable products. These technologies include the Polymer Encapsulation Technology ("PET") and GMENT treatment and stabilization systems, designed for use with low-level radioactive mixed waste remediation and clean up. None of the technologies are currently in commercial use.

         Business activities over the past two years have focused predominantly on identifying, developing and familiarizing potential end users, or consumers, of PET and GMENT treatment and stabilization systems, including governmental entities, with the testing and evaluation work completed and funded to date by Lockheed Martin Idaho Technologies Co. and Bechtel BWXT Idaho LLC. Technology Visions functions as a subcontractor to Lockheed and/or Bechtel BWXT and is paid a fixed fee for each contract, which must be completed within the designated time frame. Technology Visions is responsible for completing the test and evaluation tasks designated by the contractor. Technology Visions utilizes the research facilities of the Microscale Physiochemical Engineering Center at the University of Akron in Idaho to supply the test and evaluation materials. The contractor then submits a final report with recommendations to the U.S. Department of Energy ("DOE").

         Technology Visions believes that the approval of the GMENT material by federal and state agencies for the treatment and stabilization of buried low-level mixed waste in identified areas of the DOE site in Idaho Falls, Idaho, could provide initial and significant revenues for the company. Technology Visions also believes that with the acceptance and approval of GMENT in Idaho, opportunities exist at other DOE waste sites within the United States that have similar waste problems and offer potential future revenues. Management is currently evaluating the needs of these sites, which include New Mexico, Tennessee, Ohio and Georgia, and will use this information to prepare a marketing plan for GMENT.

         Since 1995, Technology Visions has spent approximately $685,507 for research and development activities. In the last two fiscal years, Technology Visions has spent approximately $182,296 for research and development activities. Research and development expenses consist of the preparation of PET and GMENT product samples for evaluation in the encapsulation of low-level radioactive waste for final disposal or as a method for transporting waste to an interim or final disposal site. These costs were borne directly by Technology Visions.

THE TECHNOLOGIES

         Technology Visions is focused on commercializing PET and GMENT for use in the environmental waste cleanup market.

         Technology Visions has completed product test and evaluation on PET and GMENT for Lockheed Martin and Bechtel in conjunction with contracts awarded by the DOE Idaho Operations Office, Idaho Falls, Idaho. These contracts have utilized waste materials sourced from the Idaho Falls DOE site. This site, nearly 900 square miles in area, contains in various forms, radioactive, toxic and hazardous wastes that will require further processing to insure safe and economical long-term disposal.

1. Polymer Encapsulation Technology ("PET")

         Since 1996, Technology Visions has focused on the development and use of its polymer-based PET. PET was developed and subsequently assigned to Technology Visions by Dr. Stephen Prewett, a former employee and a director of the company. PET is intended for use with dry, radioactive and toxic waste for either final disposal or as a transportation medium to move materials from one site to another. PET has been developed for the treatment of waste material to prevent significant environmental damage and health problems caused by radioactive wastes that cannot be easily or economically rendered harmless.

         PET is a specific formulation of a polymer foam that is further enhanced by adding proprietary elements to the base material. All of the materials that comprise PET are non-toxic, resulting in a non-toxic and environmentally safe finished product. These materials are readily available in industrial quantities. PET can be manufactured in sheet form, poured into molds, where it expands into the designated shape, or sprayed onto an existing surface to contain the covered material. PET can be manufactured in different density levels to meet particular specifications. PET is more expensive at retail than standard foam manufactured by others; however, in many cases, the value added by the enhanced properties of the final product provides economic advantages.

         PET is designed for difficult to treat hazardous or toxic waste materials. Technology Visions believes that applications may exist in other vertical markets, which would include use for other radioactive mixed or toxic wastes, and horizontal markets which would include other applications of the material, e. g., as a protective barrier, heat shield, fire protection, acid or base safeguard. Technology Visions has filed a patent application covering the specific containment applications that have been the result of testing and evaluation of PET. Technology Visions is in the process of filing new patent applications to cover additional properties or uses for the technology, including one application for the transportation of wastes and another as a barrier coating utilized for protection and storage of hazardous and toxic material wastes.

         Technology Visions has completed test and evaluation contracts on PET for Lockheed and Bechtel in conjunction with testing for the U.S. Department of Energy, Idaho Operations Office, in Idaho Falls, Idaho. The Idaho Falls site is one of many United States waste management sites containing one form or another of either radioactive, toxic and/or hazardous waste requiring cleanup, processing, and/or storage. The final report on PET prepared by Bechtel recommended in its submittal to the DOE that a pilot plant demonstration be conducted to test and evaluate engineering criteria, disposal parameters and product transportation scenarios. Other recommendations included encapsulation and mixing studies utilizing actual radioactive materials.

         Future business activities for PET will include implementation of the recommendations of Bechtel's final report submitted to the DOE. Technology Visions estimates that it will cost $250,000 and take 12 to 18 months to complete the recommendations from the report after funding becomes available, if at all. After these recommendations are completed, Technology Visions will attempt to market this product for use by the DOE.

         In March 2000, Technology Visions' PET was selected for the second consecutive year for presentation at the international waste symposium, Waste Management 2000, in Tucson, Arizona sponsored by the DOE and the University of Arizona. The paper, which was submitted for consideration by Bechtel, was judged by the conference's Technical Review Board and chosen for presentation based on the results of the most recent test and evaluation project completed for Bechtel. Technology Vision's presentation, entitled "POLYSILOXANE ENCAPSULATION OF CALCINE WASTE," was presented in the Nuclear Materials Stabilization and Disposition technical session.

2. GMENT Technology

         In the spring of 2000, Technology Visions jointly developed with Advanced Grout Systems Ltd., an unaffiliated third party, GMENT, a second product suitable for waste cleanup. Advanced Grout Systems, Ltd. has exclusively licensed GMENT to Technology Visions for distribution, marketing and sale. GMENT is a cementitous specialty grout that contains proprietary materials that not only stabilize radioactive wastes but also treat specific hazardous elements within the waste. The GMENT grouting process may be used to entomb high contaminant waste buried in low-level radioactive mixed waste. The grouting process provides a safe, low-cost method to contain the waste versus excavating, transporting and the separate processing of the buried waste. GMENT has successfully completed laboratory, field implementability testing and a field pilot-scale evaluation under a contract funded by Bechtel. GMENT has been developed for use with standard, jet grouting application equipment. It is injected into the waste-containing site at standard room temperatures at pressures between 6,000 and 8,000 pounds per square inch (psi).

         Low-level subsurface contaminated wastes are those wastes that have the potential to be remediated without excavation using technology strategies that destroy, isolate, or prevent any further spread of contaminants into the surrounding environment. The GMENT process treats and binds toxic and hazardous contaminates and encapsulates or entombs radioactive waste in place, rendering it environmentally safe. The grout can be formulated to be neutral in the environment and is projected to remain effective for thousands of years. Because this type of treatment occurs in place, both costs and the risks of exposure are reduced significantly versus retrieving the waste by excavation for further processing.

         This additive-enhanced, specialty cement-based product has undergone extensive laboratory and field testing and evaluation and was chosen over five other competing grout materials as the material of choice to treat and stabilize a radioactive mixed waste pilot site at the Subsurface Disposal Area at the DOE site in Idaho Falls, Idaho. The Subsurface Disposal Area is a 97-acre restricted-access region located seven miles southwest of the Central Facilities Area at the Idaho National Engineering & Environmental Lab facility dedicated to permanent shallow-land disposal of solid, low-level waste. The Subsurface Disposal Area is surrounded by a security fence and contains pits, trenches, and vaults for underground waste disposal. The Subsurface Disposal Area was established in 1952 and through 1970 it received both offsite and onsite waste for mostly subsurface disposal.

CURRENT STATUS OF GMENT

         In June 2000, Bechtel awarded Technology Visions a contract to evaluate six grout materials submitted by different manufacturers for the stabilization and encapsulation of DOE's mixed low level in-situ contaminated waste stored at the Idaho National Engineering and Environmental Laboratory ("INEEL") Cold Test Pit site located in Idaho Falls, Idaho. One of the six grouts was GMENT. There are approximately 78,000,000 cubic feet of stored mixed low level in-situ contaminated waste located at seven DOE sites located within the United States; 25,900,000 cubic feet of this waste is stored at the Idaho Falls site.

         The laboratory evaluation study of the six grouts conducted at the Microscale Physiochemical Engineering Center at the University of Akron laboratories was completed in February 2001. The results of that test phase concluded that three of the grout candidates, including GMENT, should be taken to the field for Phase II testing.

         In April 2001, the Phase II Field Implementability Testing was conducted by Applied Geotechnical Engineering and Construction Company at a site located near Richland, Washington. Upon completion of the field-testing, GMENT was the grout selected from the three candidates for the Phase III Pilot Scale Evaluation to be conducted at the Cold Test Pit at the Idaho DOE facility in October 2001. Technology Visions provided 95 tons of GMENT grouting material for the Phase III Pilot Scale Field Evaluation.

         During the Phase III Pilot Scale Field Evaluation, GMENT was blended into a solution using a high shear mixer located at a ready mix concrete plant located in Idaho Falls, Idaho. The mixture was then delivered to the INEEL Cold Test Pit Site, adjacent to the INEEL Radioactive Waste Management Complex, and jet grouted into a subsurface trench containing low-level radioactive buried mixed waste.

         The grouting equipment used at the Cold Test Pit Site included a Casa Grande C-6 Drill System, a Casa Grande Jet-5 high-pressure pump, and a vortex mixing system. Upon application, the GMENT solution cured binding toxic and hazardous contaminates, filling voids and encapsulating radioactive waste in place, rendering it environmentally safe. Final monoliths are solid stand-alone blocks containing a contiguous mixture of GMENT, buried waste and soil.

         Testing results met all criteria established by state and federal regulatory agencies. In April 2003, Bechtel submitted the final report on GMENT to the DOE, Assistant Secretary for Environmental Management. The DOE is reviewing the report and will either submit it to other federal and state agencies including the State of Idaho, EPA and other local interest groups for input and final approval, or request that additional work be completed prior to those submissions. It is estimated that this approval process could take between 6 and 18 months. Pending this approval, GMENT is ready for commercialization and deployment to the field.

         GMENT will be manufactured by outside suppliers. Technology Visions has identified potential suppliers similar to the contractor that manufactured 95 tons of GMENT for the Phase III portion of the Cold Pit Test and Evaluation at the DOE site in Idaho Falls, ID.

3. New Technologies

         Technology Visions intends to continue to acquire or obtain licenses to use technologies that have multiple market applications. Technology Visions' ability to market existing technologies and acquire new technologies may ultimately be limited by its lack of financial resources.

MARKET

         Technology Visions is focused on commercializing technologies for use in the environmental waste cleanup market and to date has focused on the cleanup requirements necessary at the DOE sites located throughout the United States. Today, the government's estimated cost for environmental waste cleanup at these sites is between $230 and $300 billion. That figure does not include the costs for removal of pollutants from either water or silt that has been deposited in our rivers and oceans. Technology Visions intends to earn revenues by facilitating the supply of its materials to the DOE sites through third party suppliers or licensing its technologies for use by third parties at the DOE sites.

         At this time, the development of the GMENT technology is complete and Technology Visions is focused on commercialization and licensing of the product for use in DOE sites throughout the United States. Management is currently evaluating the needs of these sites, which include New Mexico, Tennessee, Ohio and Georgia, and will use this information to prepare a marketing plan. Initial efforts will focus on the Idaho Falls, ID site. To commercialize PET, Technology Visions must complete the recommendations of a report prepared by Bechtel at an estimated cost of $250,000. The company estimates it will take 12 to 18 months to complete these recommendations once funding becomes available, if at all.

EXPLOITATION OF A TECHNOLOGY

         Technology Visions or its licensee must, with regard to each technology, after studies and testing, determine whether the technology may be commercially feasible. At that time, Technology Visions or the licensee must develop a plan that will best exploit this technology. This plan may require Technology Visions or the licensee to raise additional funds and exploit the technology through various means, including the establishment of a marketing organization to sell this technology. Alternately, Technology Visions or the licensee may subcontract out the manufacturing, or may joint venture this technology with existing companies which have manufacturing or marketing capabilities or further license the technologies for exploitation to companies that have these capabilities. Upon further licensing, Technology Visions or the licensee may receive royalty payments or a combination of revenues structured from the sale and use of the product. Any technology may also be sold outright with or without future payments based on sales. Therefore, each technology that may be commercially viable might be exploited in a different manner and may have various levels of success. To the extent that Technology Visions seeks to internally exploit any technology, Technology Visions may require substantial additional capital, which may not be available on favorable terms, if at all.

EMPLOYEES/CONSULTANTS

         Technology Visions presently has two officers employed on a full time basis, and one administrative assistant and a bookkeeper employed on a part-time basis.

         During the last two years, Technology Visions has engaged a team of consultants who are specialists in disciplines not present in Technology Visions. Specific areas of focus include:

         o technology evaluation,
         o securities compliance,
         o investor and shareholder relations,
         o investment banking,
         o operations/administration,
         o human resources, policy and procedures, and
         o business development.

         These specialists are utilized to advise management in specific professional areas. Because of their increasing familiarity with Technology Visions, this pool of advisors and consultants represents a potential permanent staff when the funding permits. These consultants and advisors have been compensated on a contingent fee basis related to performance criteria and the successful execution of responsibilities. None of the consultants are affiliates of Technology Visions. Additional site personnel and administrative staff will be added as appropriate and necessary to support the revenue stream, if any.

GOVERNMENT REGULATION

         The production and marketing of Technology Visions' products and technologies and its ongoing research and development activities are subject to regulation for safety, efficacy and quality by numerous governmental authorities in the United States and other countries. Depending on the technology, regulatory approvals and certification may be necessary from:

         o Department of Transportation,
         o Department of Energy,
         o Nuclear Regulatory Commission,
         o Environmental Protection Agency, and
         o other federal, state or local facilities.

         Failures or delays by Technology Visions or its affiliates or licensees in obtaining the required regulatory approvals would adversely affect the marketing of products that Technology Visions develops and Technology Visions' ability to receive product revenues or royalties.

         To date, Technology Visions' PET and GMENT have passed all standard tests, including the American Society of Testing Materials certification required by the contracts with Lockheed and Bechtel, and are currently undergoing review by the DOE. Once the DOE approves the technologies, it may be necessary to procure approvals from the EPA, Nuclear Regulatory Commission and other federal, state or local authorities.

COMPETITION

         Technology Visions is active in the intensely competitive field of high technology research and development and competes against numerous public and private entities, some with substantially greater financial and human resources than Technology Visions. High technology research and development can be characterized as proceeding at a very rapid pace with frequent technological breakthroughs, some of which may render Technology Visions' technology and their products obsolete even before they are commercially marketed. Technology Visions is aware of other products that perform similar functions to PET and GMENT. Competition includes technologies based on materials known as polyethylene, other grout materials and a process called vitrification.

         Polyethylene is a dry thermoplastic material that is mixed with waste, heated to combine with the waste materials, and then molded into a finished waste form or shape. PET is similarly combined with waste, however, at room temperature and then molded into the desired form. When heated, the polyethylene mixture generates an off-gas that potentially may be either toxic and/or hazardous as compared to the PET process. The PET process, on the other hand, does not emit any off-gas. Further, PET can process higher amounts of waste and therefore, reduce transportation and storage costs. PET also exhibits a high resistance to radioactivity at elevated radioactivity levels where polyethylene becomes more fluid at the higher levels, thereby lessening its structural integrity. Polyethylene is a lower cost material than PET.

         Grout technologies are based upon combining ingredients such as Portland cement, polymers, fly ash, slag and additives. Grout usage for in-situ containment, or isolating a waste from the environment without disturbing it, focuses on treating, encapsulating, and solidifying the waste into a durable, solid, water resistant mass underground which forms a homogeneous monolith. While conventional construction-type grouts have been evaluated, the high water content of the cement mixture used in this grouting makes a relatively permeable substance that does not adequately stabilize some wastes. In contrast, in certain subsurface applications, the GMENT treatment and stabilization system provides superior technical performance and reduced costs and risks over current grout technologies.

         Vitrification involves an incineration process utilizing high temperatures to convert waste into a rock or glass-like material. It is extremely capital intensive, chemically sensitive, has size restrictions on incoming waste, must be designed for specific waste formulations, and generates off-gases.

         Based on the current research and technical information Technology Visions has accumulated, Technology Visions believes that its application and formulations of the PET and GMENT material are unique in the waste containment, transportation, and disposal industry.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

PLAN OF OPERATION

         Since 1996, Technology Visions has focused on the development and use of its polymer-based Polymer Encapsulation Technology ("PET") system as a method for stabilizing and encapsulating various radioactive and toxic waste materials leading to a final waste form for disposal. During the past two years, Technology Visions has introduced GMENT, a specialty grout treatment and stabilization technology as a method for subsurface waste stabilization.

         Technology Visions has completed customer-sponsored contracts for Lockheed Martin Idaho Technologies Company and Bechtel BWXT, in conjunction with the DOE, Idaho Operations Office, Idaho Falls, ID. The Idaho Falls site is one of many United States waste management sites containing one form or another of either radioactive, toxic and/or hazardous waste requiring cleanup, treatment and processing. Technology Visions functions as a subcontractor to Lockheed and/or Bechtel BWXT and is paid a fixed fee for each contract, which must be completed within the designated time frame. Technology Visions is responsible for completing the test and evaluation tasks designated by the contractor. The contractor then submits a final report with recommendations to the DOE.

         In May 1999, Lockheed awarded Technology Visions a test and evaluation contract to evaluate PET for disposal of actual pilot scale calcine waste. The contract was subsequently assigned to Bechtel. In September 1999, the contract was expanded and directed that PET be examined at maximum waste loading scenarios as a means for transporting high-level calcine wastes out of Idaho to an off-site melter for final disposition. In November 1999, testing of PET showed positive results for encapsulating calcine waste for both disposal at a permanent high-level waste disposal site and for transportation offsite. Bechtel's final report to the DOE also recommended that a pilot plant demonstration be conducted to test and evaluate engineering criteria, disposal parameters and product transportation scenarios. Other recommendations included encapsulation and mixing studies utilizing actual radioactive materials.

         The test results of the Lockheed and Bechtel testing and evaluation contracts demonstrate PET's potential in encapsulating radioactive waste. The marketing strategy is to build upon this potential in the government and private sectors where Technology Visions' system will be used in the containment, treatment and processing of various radioactive and heavy metal wastes. Technology Visions plans to develop strategic relationships with prime contractors throughout the waste management industry.

         To commercialize the PET technology and obtain governmental approval for its use, Technology Visions must complete the additional testing recommended in this report. Funding for the completion of this work is estimated by the company at $250,000. It is also estimated that once funding becomes available to begin this work, it will require 12 to 18 months to complete. Once completed, Technology Visions intends to market this product for use by the DOE.

         Currently, Technology Visions is focused on developing GMENT. GMENT is licensed exclusively to Technology Visions and is a trademark of Advanced Grout Systems. Terms of the license allow Technology Visions to manufacture, distribute, market and sell the product in exchange for a royalty based upon sales volume. This license expires November 30, 2026. The territorial rights granted to Technology Visions under the license include the United States of America and any other countries of the world. Also, as part of the exclusive license, Technology Visions is granted first right of refusal for any additional trademark or non-trademark products developed by Advanced Grout Systems, Ltd. dealing with environmental remediation or waste management technologies.

         In June 2000, Bechtel awarded Technology Visions a contract to manage the testing and evaluation of in-situ grout candidate materials that were being considered by INEEL and Bechtel for the treatment of certain subsurface waste sites at the DOE site in Idaho Falls, Idaho. The contract was a two-year, three-phase Treatability Study conducted by INEEL and Bechtel. Testing included Phase I Bench Testing, Phase II Field Implementability Testing, and Phase III Full-Scale Field Testing.

         Phase I Bench Testing included rigorous laboratory testing protocol designed for choosing three grouts from six candidate grouts for use in Phase II Field Implementability testing. Data was also gathered during the bench-testing phase to support final monolith durability estimates and transportion modeling efforts. Following the laboratory testing, GMENT was chosen as one of three candidate grout materials to continue to the Phase II Field Implementability Testing of the Treatability Study.

         In April 2001, the Phase II Field Implementability Testing of the contract was conducted by Applied Geotechnical Engineering and Construction Company, Inc. ("AGEC") at a site located near Richland, Washington. Upon successful completion of this test phase, GMENT was chosen as the sole grout material selected to be used in the Phase III Full Scale Cold Test Pit Demonstration Project that was conducted in October 2001 at the DOE site in Idaho Falls, Idaho. GMENT was selected based on such factors as basic costs, ease of mixing and cleaning of the grout, minimized grout returns in creating a triplex column, and formation of the solid monoliths. Technology Visions, under the Licensing Agreement with Advanced Grout Systems, Ltd., provided 95 tons of GMENT grouting material for Phase III. Site grouting was performed by AGEC. Testing results met all criteria established by state and federal regulatory agencies.

         At the conclusion of Phase III, AGEC prepared and submitted to Bechtel a report estimating the quantity of GMENT grout material to treat the areas under consideration to be approximately 24 million gallons. If the recommendation receives approval via a Record of Decision or other authorization after review by federal and state authorities, Technology Visions could anticipate initiation of the project and revenues within 12 to 18 months.

         The final report prepared for the DOE, Assistant Secretary for Environmental Management, Volume I, "Final Results Report, In-Situ Grouting Technology for Application in Buried Transuranic Waste Sites" was published in September 2002, by INEEL, the Idaho National Engineering and Environmental Laboratory. Volume I summarized the technology and presents results of a two-year, three-phase treatability study conducted by the INEEL. Volume II was published in April 2003 and contains the results of analytical calculations on the long-term durability of monoliths created by in-situ grouting and on the long-term performance of a treated buried waste site.

         Technology Visions believes that the approval of the GMENT material for the treatment and stabilization of buried low-level mixed waste in select areas of the Subsurface Disposal Area at the DOE site in Idaho Falls, Idaho, could provide initial and significant revenues for the company. With the acceptance and approval of GMENT in Idaho, Technology Visions would aggressively pursue other waste sites identified in the United States with similar waste problems. Initial contacts have been made at two other DOE sites, based on the initial information disclosed in Volume I of the Idaho report, where GMENT may have end-use application.

         Until completion of the final development of a technology and the commencement of sales, Technology Visions will have minimal or no operating revenues but will continue to incur substantial expenses. Technology Visions may not be able to complete development of any technology or if completed, manufacture the technology on a large-scale basis or at a feasible cost. Further, its technologies may not receive market acceptance. Being a development-stage entity, Technology Visions is subject to all the risks inherent in the establishment of a new enterprise and the marketing and manufacturing of a new product, many of which risks are beyond the control of Technology Visions.

         Technology Visions' business model is to obtain long-term supply contracts for its products with private-company general contractors or other affiliates which have master contracts with selected waste sites. Revenues, if any, will be recorded when a contract is effected, the products are delivered, and collectibility of the receivable is reasonably assured. Technology Visions does not intend to manufacture its products. We have identified possible outsource manufacturers with the capability and capacity to produce our products. We believe that our margins will be between 12% and 15% of revenues, using outsource manufacturers. The DOE site in Idaho Falls, Idaho, has 14 acres of low-level radio active mixed waste which may be able to be treated by our GMENT product. The estimated revenue potential for the Idaho site is for 2.4 million gallons, per year, for ten (10) years or approximately $70 million. Technology Visions has identified other sites in the United States containing wastes that potentially may be treated with GMENT; however, current emphasis is on the Idaho Falls site. There are no assurances that Technology Visions will be selected as provider of specialty grout GMENT for the Idaho DOE site project.

RESULTS OF OPERATIONS

QUARTER ENDED MARCH 31, 2003 COMPARED TO QUARTER ENDED MARCH 31, 2002

         Technology Visions has not had any revenues since inception (January 1, 1995) through December 31, 2002. Accordingly, Technology Visions has, and continues to be, a development-stage company. With any development-stage company of this nature, there are inherent risks, which may prohibit Technology Visions from reaching commercial viability.

         Research and development costs were $0 and $30,000 for the quarter ended March 31, 2003 and 2002, respectively. No research projects were underway while Technology Visions waited for the Volume II of the "Final Results Report, In Situ Grout Technology for Application in Buried Transuranic Waste Sites," which was published in April 2003 by INEEL. During the quarter ended March 31, 2002, Technology Visions purchased an exclusive licensing fee agreement for the sale and use of various products from Advanced Grout Systems, Ltd., an unrelated third party, for $30,000. From inception, research and development costs were $685,507. Technology Visions has recorded these costs as net of reimbursements from subcontractors.

         General and administrative expenses were $149,709 in the current quarter compared to $147,841 in the comparable period last year. The increase in mainly due to the compensatory element of the stock options issued to the officers as part of their employment agreements. Included in these amounts are salaries accrued for two officers in the amount of $75,000 and $75,000, respectively, under the terms of their employment contracts. In addition, the compensatory element of options issued to officers was $15,200 during the current quarter. From inception, general and administrative expenses were $6,601,121 and the compensatory element of stock and stock options was $2,273,860.

         As with the development of any new technology, until a commercial product has been developed, purchased, and utilized by a third party, the efficacy of the product is in question and Technology Visions will continue to incur losses. Until completion of the final development of a technology and the commencement of sales, Technology Visions will have no operating revenues but will continue to incur substantial expenses.

YEAR ENDED DECEMBER 31, 2002 COMPARED TO YEAR ENDED DECEMBER 31, 2001

         Technology Visions has not had any revenues since inception (January 1, 1995) through December 31, 2002. Accordingly, Technology Visions has, and continues to be, a development-stage company. With any development-stage company of this nature, there are inherent risks, which may prohibit Technology Visions from reaching commercial viability.

         Technology Visions received $22,969 and $163,195 from the sale of GMENT in the fiscal year ended December 31, 2002 and 2001, respectively, as part of the testing procedures. These amounts are included as other income in the accompanying financial statements. These sales represented the remaining tasks with the scope of work of the current Bechtel BWXT Idaho, LLC test and evaluation contract.

         General and administrative expenses were $484,115 in the current fiscal year compared to $839,453 in the comparable period last year. The decline is due to the company's cost-cutting measures as it continues to maintain minimal overhead. Included in these amounts are salaries accrued for two officers in the amount of $300,000 and $246,000, respectively, under the terms of their employment contracts. From inception, general and administrative expenses were $6,451,412 and the compensatory element of stock and stock options was $2,258,660.

         During the current fiscal year, research and development costs for GMENT were $108,290 compared to $74,006 in fiscal year 2001. Of this amount, Technology Visions incurred $72,000 in costs for the final reports from the grout project. In addition, Technology Visions purchased an exclusive licensing fee agreement for the sale and use of various products from Advanced Grout Systems, Ltd., an unrelated third party, for $30,000. From inception, research and development costs were $685,507. The company recorded those costs as net of reimbursements from subcontractors.

LIQUIDITY AND CAPITAL RESOURCES

QUARTER ENDED MARCH 31, 2003 COMPARED TO QUARTER ENDED MARCH 31, 2002

         Technology Visions continues to incur operating losses as a result of being a development-stage company. The company had cash of approximately $6,679 at March 31, 2003.

         For the quarters ended March 31, 2003 and 2002, Technology Visions incurred net losses of $188,068 and $194,277, respectively. As of March 31, 2003, the company had a stockholders' deficiency and a working capital deficiency of approximately $2,904,752 and $473,589, respectively. Also, the company is in arrears with substantially all of its payables. From inception (January 1, 1995), Technology Visions has incurred net losses of $10,578,045.

YEAR ENDED DECEMBER 31, 2002 COMPARED TO YEAR ENDED DECEMBER 31, 2001

         For the years ended December 31, 2001 and 2002, Technology Visions incurred net losses of approximately $1,034,889 and $641,384, respectively. As of December 31, 2002, Technology Visions had a stockholders' deficiency and a working capital deficiency of approximately $2,758,885 and $431,835, respectively. Also, Technology Visions is in arrears with substantially all of its payables. From inception (January 1, 1995), Technology Visions has incurred net losses of $10,389,977 and had an accumulated deficit at December 31, 2002 of $17,351,027. The report of Technology Visions' independent certified public accountants notes that Technology Visions is a development-stage company with no revenues from its intended operations, has recurring losses and has a working capital deficiency and stockholders' deficiency at December 31, 2002 and these conditions raise substantial doubt about Technology Vision's ability to continue as a going concern.

         To date, Technology Visions has funded its operations from the private sales of common stock or notes, most of which have been converted into common stock, and a self-underwritten public offering of $1,000,000 of common stock under Rule 504 of Regulation D. These sales have been able to fund only minimal operations and technological developments.

         Technology Visions is exploring additional sources of working capital including borrowing, sales of securities, joint ventures and licensing of technologies. Management believes that Technology Visions can raise adequate capital to keep the company functioning at a minimum level of operation in the next fiscal year. However, there can be no assurances that management will be successful in obtaining adequate funding to complete development of its technology or that if any technology is fully developed, it can be manufactured on a large-scale basis or at a feasible cost. Further, no assurance can be given that any technology will receive market acceptance. If additional capital is not raised in the next twelve months, management may have to make personal contributions to the company, sell the company's assets or ultimately liquidate the company.

         On December 28, 2000, Technology Visions issued, through a private placement, $375,000 of 10% convertible debenture notes, due December 28, 2001. As additional consideration, Technology Visions issued separate warrants to the purchasers to acquire 375,000 shares of the company's common stock at 125% of the conversion price, determined as the lesser of $0.14 per share, or 55% of the lowest three trading days in the last ten trading days prior to the conversion date.

         In May 2002, Technology Visions entered into an agreement with the convertible debenture holders to redeem the debentures and cancel the 375,000 warrants. As part of this agreement, the holders converted $20,000 worth of principal into 500,000 shares of common stock, and Technology Visions paid cash of $117,324, representing $110,000 in principal and $7,324 in interest.

         In April 2003, Technology Visions entered into a $6 million common stock purchase agreement with Fusion Capital Fund II, LLC, a Chicago-based institutional investor. Under the agreement, Fusion Capital shall buy from time to time up to $6.0 million of Technology Visions common stock. Technology Visions has the authority to control the timing and the amount of stock sold to Fusion Capital with the purchase price based upon the market price of the company's common stock at the time of each sale without any discount. Technology Visions plans to use this funding to expand its exposure and market presence in the environmental cleanup and protection marketplace with the GMENT material. This funding is contingent upon the effective registration of the underlying securities.

         Technology Visions does not expect to make any significant capital purchases in 2003, except for possible equipment for the PET or GMENT treatment systems. Technology Visions may add one or two marketing personnel to the company if funding is available.

                             DESCRIPTION OF PROPERTY

         Technology Visions maintains its principal executive offices in Carlsbad, California where it occupies a 1,500 square-foot office at the Carlsbad Research Center, 5950 La Place Court, Suite 155, Carlsbad, California 92008 pursuant to a lease from an unaffiliated third party for $2,490 per month. The lease expires in July 2004.

         The current lease does not contain a renewal option but there is sufficient commercial space at comparable prices in the area to satisfy the needs of Technology Visions.

         As Technology Visions moves forward, it may be necessary to add one or two marketing and sales personnel to the staff. The current office is capable of accommodating those additions. If future expansion requires a larger office space, there is significant commercial space in the local area and Technology Visions believes office space on reasonable terms could be acquired with very little difficulty.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Please see "Organization Within Last Five Years."

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a)  MARKET INFORMATION

     Since April 29, 1994, Technology Visions' common stock has been listed on the NASD OTC Electronic Bulletin Board ("OTC:BB") and continues to be traded on this market on a limited basis. Technology Visions trades under the symbol "TVGR."


         The following table shows the high and low bid prices as reported by the OTC:BB for the company's common stock for the quarter ended March 31, 2003 and the years ended December 31, 2002 and 2001. The bid prices represent inter-dealer quotations, without adjustments for retail mark-ups, markdowns or commissions and may not necessarily represent actual transactions.

                                        Bid Price of Common Stock
                                        -------------------------
                       Year 2001
                     Quarter Ended         High          Low
                     ---------------      -------      -------
                        3/31/01           $ 0.45       $ 0.12
                        6/30/01           $ 0.31       $ 0.12
                        9/30/01           $ 0.35       $ 0.10
                       12/31/01           $ 0.17       $ 0.05

                       Year 2002
                     Quarter Ended         High          Low
                     ---------------      -------      -------
                        3/31/02           $ 0.18       $ 0.03
                        6/30/02           $ 0.13       $ 0.05
                        9/30/02           $ 0.18       $ 0.05
                       12/31/02           $ 0.19       $ 0.06

                       Year 2003
                     Quarter Ended         High          Low
                     ---------------      -------      -------
                        3/31/03           $ 0.16       $ 0.07

(b)   HOLDERS

         As of July 9, 2003, there were approximately 2,505 holders of record of Technology Visions common stock. The transfer agent for the company is North American Transfer Company, 147 W. Merrick Road, Freeport, New York 11520.

(c)    DIVIDENDS

         Technology Visions has not paid cash dividends on its common stock and does not intend to do so in the foreseeable future. Technology Visions intends to retain earnings, if any, to provide funds for its operations. Future dividend policy will be determined by the board of directors based upon conditions then existing including Technology Visions' earnings and financial condition, capital requirements and other relevant factors.

                             EXECUTIVE COMPENSATION

CASH COMPENSATION

The following table presents, for each of the last three fiscal years, the annual compensation earned by the chief executive officer and the most highly compensated executive officers of Technology Visions for the three fiscal years ended December 31, 2002:

                       TABLE 1. SUMMARY COMPENSATION TABLE

Name and                                                                 Securities
Principal                                               Other Annual     Underlying
Position               Year       Salary       Bonus   Compensation     Options/SARS
----------------------------------------------------------------------------------------
James B. Lahey         2002   $ 150,000 (1)    $  -        $   -      100,000 shares (4)
CEO, President         2001   $ 120,000 (2)    $  -        $   -           -
                       2000   $ 120,000 (2)    $  -        $   -           -

James A. Giansiracusa  2002   $ 150,000 (1)    $  -        $   -      100,000 shares (4)
COO, CFO,              2001   $ 132,000 (3)    $  -        $   -           -
Secretary              2000   $ 132,000 (3)    $  -        $   -           -


(1) These amounts have not been paid. Mr. Lahey and Mr. Giansiracusa have agreed to defer their compensation in favor of the company's operations and progress.
(2) These amounts have not been fully paid. At December 31, 2002, Mr. Lahey was owed $800,500 for unpaid salary. As authorized by his employment contract with the company, in February 2002, Mr. Lahey converted $75,000 of unpaid salary into common stock at a rate of $.03 per share into 2,500,000 shares.
(3) These amounts have not been fully paid. At December 31, 2002, Mr. Giansiracusa was owed $629,385 for unpaid salary. As authorized by his employment contract with the company, in February 2002, Mr. Giansiracusa converted $75,000 of unpaid salary into common stock at a rate of $.03 per share into 2,500,000 shares.
(4) Under the employment agreements with Mr. Lahey and Mr. Giansiracusa, a total of 200,000 option shares with an exercise price of $.05 per share were granted to the officers. The options were valued at $2,600.


                 TABLE 2. OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               (Individual Grants)

                        Number of    Percent of total
                       Securities      options/SARs
                       Underlying       granted to       Exercise or  Market price
                      Options/SARs   employees in the   base price    on date of      Expiration
        Name           Granted (#)   last fiscal year      ($/Sh)        grant           Date
        ----           -----------   ----------------      ------        -----           ----
 James B. Lahey, CEO
    and President        100,000           50%              $.05         $.07       January 1, 2007

      James A.
 Giansiracusa, COO,
  CFO and Secretary      100,000           50%              $.05         $.07       January 1, 2007

EMPLOYMENT AGREEMENTS

         On January 1, 2002, Technology Visions renewed its employment agreements with its current officers, James Lahey and James Giansiracusa. The two agreements provide for annual salaries of $150,000 each, expire January 1, 2004, and provide for automatic annual renewals thereafter. In addition to the salaries, the agreement grants each officer 50,000 shares of preferred stock and 100,000 non-qualified stock options per year. The stock options are to purchase shares of the company's common stock at an exercise price of $0.05 per share, vest immediately, and expire January 1, 2007. A total of 200,000 option shares were granted to the officers during the year and $2,600 was recorded as additional compensation based on the difference between the market price and the exercise price at the date of grant. The preferred stock has not been issued.

2002 NON-QUALIFIED STOCK COMPENSATION PLAN

         In 2002, the Board of Directors adopted the 2002 Non-Qualified Stock Compensation Plan (the "Stock Plan") as a method for Technology Visions to compensate key employees, advisors and consultants by issuing them shares of its capital stock or options to purchase shares of its capital stock in exchange for services rendered and to be rendered and thereby conserve the company's cash resources. The Board of Directors reserved five million (5,000,000) shares of its $.001 par value common stock for issuance under the Stock Plan. Options to purchase 100,000 shares of common stock at an exercise price of $.05 per share have been issued to James Giansiracusa and James Lahey, respectively, under the Stock Plan for the fiscal year ended December 31, 2002.

COMPENSATION OF DIRECTORS

         Outside non-officer directors receive $500 for each director's meeting physically attended, plus out-of-pocket expenses incurred in connection with attending these meetings.

         The compensation of officers and directors is subject to review and adjustment from time to time by the Board of Directors.

                         TECHNOLOGY VISIONS GROUP, INC.
                          (A DEVELOPMENT-STAGE COMPANY)

                          INDEX TO FINANCIAL STATEMENTS
                          -----------------------------


Description                                                                 Page
-----------                                                                 ----

AUDITED FINANCIAL STATEMENTS

Independent Auditors' Report................................................F-2

Balance Sheet as of December 31, 2002.......................................F-3

Statements of Operations for the Years Ended December 31, 2002 and 2001,
  and for the Period from Inception, January 1, 1995 through
  December 31, 2002.........................................................F-4

Statements of Stockholders' Deficit for the Period from Inception,
  January 1, 1995 through December 31, 2000, and for the Years Ended
  December 31, 2002 and 2001................................................F-5

Statements of Cash Flows for the Years Ended December 31, 2002 and 2001,
  and for the Period from Inception, January 1, 1995 through
  December 31, 2002.........................................................F-9

Notes to Financial Statements...............................................F-11

UNAUDITED FINANCIAL STATEMENTS

Balance Sheet - March 31, 2003 (unaudited)..................................F-27

Statements of Operations - Three Months Ended March 31, 2003 (unaudited)
  and 2002 (unaudited) and for the Period of Inception, January 1, 1995 through March 31, 2003....................................................F-28

Statements of Stockholder's Equity for the Three Months Ended
  March 31, 2003 (unaudited)................................................F-29

Statements of Cash Flows for the Three Months Ended March 31, 2003 and
  2002 and for the Period of Inception from January 1, 1995 through
  March 31, 2003............................................................F-30

Notes to Financial Statements (unaudited)...................................F-32

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

To the Stockholders of
Technology Visions Group, Inc.

We have audited the accompanying balance sheet of Technology Visions Group, Inc., a development-stage company, as of December 31, 2002, and the related statements of operations, stockholders' deficit and cash flows for each of the years in the two-year period ended December 31, 2002, and from the period from inception, January 1, 1995 through December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Technology Visions Group, Inc. as of December 31, 2002, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2002, and for the period from inception, January 1, 1995, through December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company is a development-stage company with no revenues from its intended operations, has recurring losses, and has a working capital deficiency of $431,835 and stockholders' deficiency of $2,758,885 at December 31, 2002. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                               /s/ McKennon, Wilson & Morgan LLP
Irvine, California
March 28, 2003, except "Note 11 Subsequent Events,
Fusion Capital Common Stock Transaction", for
which the date is May 14, 2003

                         Technology Visions Group, Inc.
                          (A Development Stage Company)
                                  Balance Sheet
                                December 31, 2002

                                     ASSETS

Cash                                                              $     28,314
Prepaid expenses                                                         2,255
                                                                  -------------

      Total current assets                                              30,569

Property and equipment, net of accumulated depreciation
      of $111,274                                                        4,171
Patents, net of accumulated amortization of $13,860                     16,737
Other assets                                                             4,800
                                                                  -------------

      Total assets                                                $     56,277
                                                                  =============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Accounts payable                                                  $    357,404
Accrued expenses                                                        24,000
Current portion of notes payable to officers                            81,000
                                                                  -------------

      Total current liabilities                                        462,404

Accrued interest to related parties                                    286,800
Notes payable to related parties                                       477,841
Accrued officers and directors compensation                          1,588,117
                                                                  -------------

      Total liabilities                                              2,815,162

Commitments and contingencies (Note 7)                                      --

Stockholders' deficit:
Preferred stock, $.001 par value; 2,000,000 shares authorized;
      none issued and outstanding                                           --
Common stock, $.001 par value; 100,000,000 share authorized;
      60,985,852 issued and outstanding                                 60,985
Additional paid-in-capital                                          14,531,157
Accumulated deficit                                                (17,351,027)
                                                                  -------------

      Total stockholders' deficit                                   (2,758,885)
                                                                  -------------
      Total liabilities and stockholders' deficit                 $     56,277
                                                                  =============


              See accompanying notes to these financial statements.


                                   Technology Visions Group, Inc.
                                    (A Development Stage Company)
                                      Statements of Operations

                                                                                      For the period
                                                                                      from Inception,
                                                                                      January 1, 1995
                                                      For the Year Ended                  through
                                                          December 31,                  December 31,
                                                     2001               2002               2002
                                                 -------------      -------------      -------------
Revenues                                         $         --       $         --       $         --

Costs and expenses:
      Research and development                         74,006            108,290            685,507
      General and administrative expenses             839,453            484,115          6,451,412
      Compensatory element of stock options                --              5,850          2,258,660
      Loss from litigation settlement, net                 --                 --            476,350
      Impairment of fixed assets                           --                 --            223,064
                                                 -------------      -------------      -------------
Operating loss                                       (913,459)          (598,255)       (10,094,993)

Other income and (expenses):
      Interest income                                      --              1,168              1,168
      Gain from reduction in debt                     274,250             31,632          1,298,272
      Interest expense                               (563,480)           (98,898)        (1,732,080)
      Other income                                    167,800             22,969            717,139
      Impairment of patent                                 --                 --            (40,540)
      Financing costs                                      --                 --           (383,600)
      Debt conversion expense                              --                 --           (155,343)
                                                 -------------      -------------      -------------
Net loss                                         $ (1,034,889)      $   (641,384)      $(10,389,977)
                                                 =============      =============      =============


Basic and dilutive net loss per share            $      (0.03)      $      (0.01)
                                                 =============      =============

Weighted average number
      of shares outstanding                        41,166,031         57,292,035
                                                 =============      =============

                        See accompanying notes to these financial statements.


                                             Technology Visions Group, Inc.
                                              (A Development Stage Company)
                                           Statements of Stockholders' Deficit
                        For the Period from Inception, January 1, 1995 through December 31, 2000,
                                     For the Years Ended December 31, 2002 and 2001


                                                                                                   Unearned       Notes
                                                                                                 Compensation   Receivable
                                                  Common Stock          Additional                   and      From Issuance
                                                 -------------           Paid-in     Accumulated   Finance       of Common
                                               Shares       Amount       Capital       Deficit     Charges        Stock    Total
                                               -------------------------------------------------------------------------------------
 Balances at January 1, 1995                   17,176,867  $ 171,769  $  5,903,191  $ (6,961,050) $      --   $     --  $  (886,090)
 Stock issued for financing fees at
   an average price of $0.45 per                  575,000      5,750       252,500            --   (258,250)        --           --
 Issuance of stock for settlement of
   convertible promissory notes at
   $0.01 per share                              1,335,543     13,356       (13,356)           --         --         --           --
 Shares issued under non-statutory
   plan at $0.01 per share                      1,117,727     11,177            --            --         --    (11,044)         133
 Shares issued under stock incentive
   option plan                                     12,500        125         6,125            --         --     (6,250)          --
 Issuance of stock                                  1,000         10            --            --         --         --           10
 Issuance of stock in connection with
   compensatory obligations at an average
   price of $0.12 per share                       210,000      2,100        23,800            --         --         --       25,900
 Compensatory element of stock options                 --         --     2,119,476            --   (720,000)        --    1,399,476
 Amortization of unearned compensation                 --         --            --            --    270,000         --      270,000
 Amortization of unearned financing fees               --         --            --            --    229,800         --      229,800
 Net loss for the year                                 --         --            --    (4,147,782)        --         --   (4,147,782)
                                               ----------   --------   -----------   ------------  --------    --------  -----------
   Balances at December 31, 1995               20,428,637    204,287     8,291,736   (11,108,832)  (478,450)   (17,294)  (3,108,553)

 Issuance of stock for conversion of notes
   payable and accrued interest at an
   average price of $0.17 per share             7,861,091     78,611     1,286,173            --         --         --    1,364,784
 Issuance of stock in settlement of
   litigation at an average price
    f $0.09 per share                           2,941,176     29,412       220,588            --         --         --      250,000
 Issuance of stock in connection with
   compensatory obligations at an average
   price of $0.22 per share                       175,000      1,750        36,750            --         --         --       38,500
 Payments received on notes receivable
   from stockholders                                   --         --            --            --         --      6,360        6,360
 Amortization of unearned compensation                 --         --            --            --    360,000         --      360,000
 Amortization of unearned financing fees               --         --            --            --     28,450         --       28,450
 Net loss for the year                                 --         --            --    (2,027,507)        --         --   (2,027,507)
                                               ----------   --------   -----------   ------------  --------    --------  -----------
   Balances at December 31, 1996               31,405,904    314,060     9,835,247   (13,136,339)   (90,000)   (10,934)  (3,087,966)






                                  See accompanying notes to these financial statements.

                                                          F-5

                                            Technology Visions Group, Inc.
                                             (A Development Stage Company)
                                          Statements of Stockholders' Deficit - Continued
                       For the Period from Inception, January 1, 1995 through December 31, 2000,
                                    For the Years Ended December 31, 2002 and 2001

                                                                                                  Unearned       Notes
                                                                                                Compensation   Receivable
                                                 Common Stock          Additional                   and      From Issuance
                                                -------------           Paid-in     Accumulated   Finance       of Common
                                              Shares       Amount       Capital       Deficit     Charges        Stock    Total
                                              -------------------------------------------------------------------------------------
  Balances at December 31, 1996               31,405,904   $314,060    $9,835,247   $(13,136,339) $ (90,000)  $(10,934) $(3,087,966)
Issuance of stock for conversion of notes
  payable at an average price of
  $0.15 per share                              1,036,694     10,366       143,067             --         --         --      153,433
Issuance of stock as additional
  consideration for loan at an average price
  of $0.14 per share                             300,000      3,000        39,750            --    (42,750)        --           --
Issuance of stock in settlement of
  litigation an average price of
  $0.47 per share                                 40,000        400        18,400            --         --         --       18,800
Issuance of stock for payment of debt
  at an average price of $0.25 per share         200,000      2,000        48,000            --         --         --       50,000
Cancellation of shares per litigation
  agreement                                   (6,066,830)   (60,668)       60,668            --         --         --           --
Issuance of stock in connection with
  compensatory obligations at an average
  price of $0.25 per share                       200,000      2,000        48,000            --         --         --       50,000
Amortization of unearned compensation                 --         --            --            --     90,000         --       90,000
Amortization of unearned financing fees               --         --            --            --     12,469         --       12,469
Net loss for the year                                 --         --            --      (882,223)        --         --     (882,223)
                                              ----------   --------   -----------   ------------  --------    --------  -----------
  Balances at December 31, 1997               27,115,768    271,158    10,193,132   (14,018,562)   (30,281)   (10,934)  (3,595,487)

Issuance of stock for conversion of notes
  payable and accrued interest at an average
  price of $0.12 per share                     4,340,059     43,401       490,834            --         --         --      534,235
Issuance of stock in settlement of
  litigation at an average price of
  $0.18 per share                                 40,000        400         7,150            --         --         --        7,550
Issuance of stock in connection with
  compensatory obligations at an average
  price of $0.22 per share                       250,000      2,500        52,500            --         --         --       55,000
Stock option issued in connection with
  consulting agreement                                --         --        20,000            --         --         --       20,000
Cancellation of stock for non-payment
  of note receivable                            (260,000)    (2,600)           --            --         --      2,600           --
Satisfaction of notes receivable in exchange
  for services                                        --         --            --            --         --      8,334        8,334
Stock issuance for cash at an average
  price of $0.28 per share                       998,889      9,989       271,111            --         --         --      281,100
Debt conversion expense                               --         --        59,000            --         --         --       59,000
Amortization of unearned financing fees               --         --            --            --     30,281         --       30,281
Net loss for the year                                 --         --            --      (877,054)        --         --     (877,054)
                                              ----------   --------   -----------   ------------  --------    --------  -----------
  Balances at December 31, 1998               32,484,716    324,848    11,093,727   (14,895,616)        --         --   (3,477,041)




See accompanying notes to these financial statements.

                                                          F-6



                                             Technology Visions Group, Inc.
                                              (A Development Stage Company)
                                           Statements of Stockholders' Deficit - Continued
                        For the Period from Inception, January 1, 1995 through December 31, 2000,
                                     For the Years Ended December 31, 2002 and 2001

                                                                                                   Unearned       Notes
                                                                                                 Compensation   Receivable
                                                  Common Stock          Additional                   and      From Issuance
                                                 -------------           Paid-in     Accumulated   Finance       of Common
                                               Shares       Amount       Capital       Deficit     Charges        Stock     Total
                                               -------------------------------------------------------------------------------------
   Balances at December 31, 1998              32,484,716   $324,848   $11,093,727  $(14,895,616)  $     --    $    --  $(3,477,041)
 Adjust par value to $.001 from $.01                  --   (292,363)      292,363            --         --         --           --
 Stock issuance for cash at an average
   price of $0.17 per share                      815,396        815       139,185            --         --         --      140,000
 Issuance of stock for conversion of notes
   payable and accrued interest at an average
   price of $0.21 per share                      675,875        676       143,722            --         --         --      144,398
 Issuance of stock for accrued interest
   at an average price of $0.20 per share          2,500          3           497            --         --         --          500
 Debt conversion expense                              --         --        96,343            --         --         --       96,343
 Issuance of stock for accrued expenses
   at an average price of $0.18 per share         19,318         19         3,481            --         --         --        3,500
 Exercised stock options at an average price
   of $0.01 per share                            300,000        300         2,700            --         --         --        3,000
 Stock awarded to directors and officers
   at an average price of $0.16 per share      2,400,000      2,400       381,600            --         --         --      384,000
 Stock awarded to employee at an average
   price of $0.16 per share                      125,000        125        19,875            --         --         --       20,000
 Cancellation of shares outstanding             (284,680)      (285)          285            --         --         --           --
 Net loss for the year                                --         --            --      (749,378)        --         --     (749,378)
                                              ----------   --------   -----------   ------------  --------    --------  -----------
   Balances at December 31, 1999              36,538,125     36,538    12,173,778   (15,644,994)        --         --   (3,434,678)

 Stock issuance for cash at an average
   price of $0.16 per share                      229,680        230        37,270            --         --         --       37,500
 Issuance of stock and options in exchange
   for notes payable, related accrued
   interest, and cancelled stock, average
   price of $0.40 per share                    1,110,291      1,110       442,080            --         --         --      443,190
 Exercised stock options at an average
   price of $0.01 per share                      340,000        340         3,060            --         --     (3,400)          --
 Issuance of stock for consulting services
   at an average price of $0.20 per share        517,765        518       101,453            --         --         --      101,971
 Issuance of stock for accounts payable
   at an average price of $0.50 per share        115,623        116        58,422            --         --         --       58,538
 Issuance of stock for conversion of notes
   payable and accrued interest at an average
   price of $0.17 per share                      788,308        788       146,567            --         --         --      147,355
 Debt conversion expense                              --         --        72,098            --         --         --       72,098
 Value assigned to stock options
   issued for services                                --         --        24,000            --         --         --       24,000
 Value assigned to beneficial conversion
   features of convertible debt                       --         --       294,250            --         --         --      294,250
 Value assigned to warrants issued under
   December 28, 2000 debt offering                    --         --        93,750            --         --         --       93,750
 Net loss for the year                                --         --            --       (29,760)        --         --      (29,760)
                                              ----------   --------   -----------   ------------    -------   ---------  ----------
   Balances at December 31, 2000              39,639,792     39,640    13,446,728   (15,674,754         --     (3,400)  (2,191,786)


                                  See accompanying notes to these financial statements.

                                                          F-7

                                             Technology Visions Group, Inc.
                                              (A Development Stage Company)
                                           Statements of Stockholders' Deficit - Continued
                        For the Period from Inception, January 1, 1995 through December 31, 2000,
                                     For the Years Ended December 31, 2002 and 2001

                                                                                                   Unearned       Notes
                                                                                                 Compensation   Receivable
                                                  Common Stock          Additional                   and      From Issuance
                                                 -------------           Paid-in     Accumulated   Finance       of Common
                                               Shares       Amount       Capital       Deficit     Charges        Stock    Total
                                               -------------------------------------------------------------------------------------
  Balances at December 31, 2000               39,639,792   $ 39,640   $13,446,728  $(15,674,754)  $     --    $ (3,400) $(2,191,786)
Value assigned to stock options
  issued for consulting services                      --         --        22,000            --         --         --       22,000
Issuance of stock for consulting services
  at ave price of $0.14 per share                 26,786         27         3,722            --         --         --        3,749
Issuance of stock for cash at an average
  price of $0.14 per share                       572,916        573        79,427            --         --         --       80,000
Issuance of stock for conversion of
  convertible debentures and accrued
  interest at an average price of
  $0.09 per share                              1,443,582      1,443       122,514            --         --         --      123,957
Issuance of stock for conversion of
  convertible debentures and accrued
  interest at an average price of
  $0.04 per share                              3,541,918      3,542       136,526            --         --         --      140,068
Issuance of stock for director's services
  at $0.19 per share                           1,300,000      1,300       244,700            --         --         --      246,000
Exercised stock options                          100,000        100           900            --         --         --        1,000
Net loss for the year                                 --         --            --    (1,034,889)        --         --   (1,034,889)
                                              -------------------------------------------------------------------------------------
      Balances at December 31, 2001           46,624,994     46,625    14,056,517   (16,709,643)        --     (3,400)  (2,609,901)

Issuance of stock for cash at an average
  price of $0.04 per share                     6,640,384      6,640       236,360            --         --         --      243,000
Issuance of stock for consulting services
  at an average price of $0.07 per share         100,000        100         6,900            --         --         --        7,000
Issuance of stock for conversion of
  convertible debentures and accrued
  interest at an average price of $0.02
  per share                                    1,120,474      1,120        32,530            --         --         --       33,650
Issuance of stock for licensing agreement
  at $0.03 per share                           1,000,000      1,000        29,000            --         --         --       30,000
Issuance of stock for legal services
  at $0.04 per share                             500,000        500        19,000            --         --         --       19,500
Issuance of stock for accrued compensation
  at an average price of $0.03 per share       5,000,000      5,000       145,000            --         --         --      150,000
Value assigned to stock options
  issued for employment agreements and
  service at $0.01 per share                          --         --         5,850            --         --         --        5,850
Write off Note Receivable - Stock                     --         --            --            --         --      3,400        3,400
Net loss for the year                                 --         --            --      (641,384)        --         --     (641,384)
                                              -------------------------------------------------------------------------------------
      Balances at December 31, 2002           60,985,852  $  60,985  $ 14,531,157  $(17,351,027) $      --   $     --  $(2,758,885)
                                              =====================================================================================


                                  See accompanying notes to these financial statements.


                                        Technology Visions Group, Inc.
                                         (A Development Stage Company)
                                           Statements of Cash Flows

                                                                                          Inception,
                                                                                        from January 1,
                                                                 For the Years           1995 through
                                                               Ended December 31,        December 31,
                                                              2001           2002            2002
                                                          -------------  -------------  -------------
 CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                             $ (1,034,889)  $   (641,384)  $(10,389,977)
     Adjustments to reconcile net loss to net cash
        Used in operating activities:
     Depreciation and amortization                               3,122          4,707        152,264
     Amortization of deferred finance costs                    462,506             --        851,350
     Gain from reduction of debt                              (274,250)       (31,632)    (1,373,643)
     Common stock issued for services rendered                  25,749          7,000        202,620
     Common stock issued for licensing agreement                    --         30,000         30,000
     Compensatory element of common stock and options          246,000          5,850      2,933,660
     Impairment of patent                                           --             --         40,540
     Impairment of fixed assets                                     --             --        223,064
     Write-off shareholder loans                                    --             --       (200,466)
     Loss on litigation settlement                                  --             --        526,350
     Loss on disposal of fixed assets                               --             --          4,377
     Notes issued in settlement of consulting fees                  --             --        274,250
     Debt conversion expense                                        --             --        155,343
     Changes in operating assets and liabilities:
        Decrease (increase) in accounts receivable            (152,674)       152,674             --
        Decrease (increase) in prepaid expenses                     --         (2,256)        22,215
        (Increase) in deposits                                      --             --         (3,412)
        Increase (decrease) in accounts payable and                 --             --
            accrued expenses                                   446,680        236,383      3,208,631
        (Decrease) in due to shareholders                                                    (16,234)
                                                          -------------  -------------  -------------
     Net cash used in operating activities                    (277,756)      (238,658)    (3,359,068)
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchases of fixed assets                                      --             --       (245,845)
     Costs of licenses and patents                                  --             --        (54,550)
                                                          -------------  -------------  -------------
     Net cash used in investing activities                          --             --       (300,395)
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from sale of common stock                         80,000        243,000        781,743
     Proceeds from issuance of convertible debenture                --             --        375,000
     Payments on debenture notes                                    --       (110,000)      (110,000)
     Notes payable, net                                        (10,000)        71,000      2,793,160
     Deferred finance charges                                       --             --       (175,350)
     Proceeds from exercise of stock options                     1,000             --          3,000
     Repayment of notes receivable from stockholders                --             --          6,360
                                                          -------------  -------------  -------------
     Net cash provided by (used in) financing activities        71,000        204,000      3,673,913
NET INCREASE (DECREASE) IN CASH                               (206,756)       (34,658)        14,450
CASH AT BEGINNING OF PERIOD                                    269,728         62,972         13,864
                                                          -------------  -------------  -------------
CASH AT END OF PERIOD                                     $     62,972   $     28,314   $     28,314
                                                          =============  =============  =============

SUPPLEMENTAL DISCLOSURES:
     Cash paid during the period for:
        Interest                                          $         --   $      7,902   $    119,396
                                                          =============  =============  =============
        Taxes                                             $         --   $      5,819   $      5,819
                                                          =============  =============  =============

                             See accompanying notes to these financial statements.


                                        Technology Visions Group, Inc.
                                         (A Development Stage Company)
                                     Statements of Cash Flows (continued)

                                                                                         Inception,
                                                                                       from January 1,
                                                                 For the Years          1995 through
                                                              Ended December 31,         December 31,
                                                             2001            2002            2002
                                                         -----------     -----------     -----------
Non-cash Financing Activities:
Value of shares issued in connection
    with compensatory obligations                        $  246,000      $  150,000      $  919,400
                                                         ===========     ===========     ===========
Value of stock issued for
    conversion of notes payable                          $  264,025      $   20,000      $2,054,653
                                                         ===========     ===========     ===========
Accrued interest converted to common stock               $       --      $   13,650      $   53,473
                                                         ===========     ===========     ===========
Value of shares paid to satisfy accounts payable         $       --      $   19,500      $   78,038
                                                         ===========     ===========     ===========
Assets acquired through a capital lease                  $    7,126      $       --      $    7,126
                                                         ===========     ===========     ===========
Value of shares issued for consulting services           $    3,749      $    7,000      $  555,910
                                                         ===========     ===========     ===========
Value assigned to stock options issued for services      $   22,000      $    5,850      $   71,850
                                                         ===========     ===========     ===========
Value of stock issued for licensing agreement            $       --      $   30,000      $   30,000
                                                         ===========     ===========     ===========
Write-off of note receivable - stock                     $       --      $    3,400      $    3,400
                                                         ===========     ===========     ===========
Value of shares issued for settlement
    of convertible promissory  notes                     $       --      $       --      $  534,235
                                                         ===========     ===========     ===========
Value of shares issued for settlement of litigation      $       --      $       --      $   51,250
                                                         ===========     ===========     ===========
Value of stock issued in exchange for
    note receivable                                      $       --      $       --      $   17,294
                                                         ===========     ===========     ===========
Value of shares issued to satisfy accrued expenses       $       --      $       --      $   53,500
                                                         ===========     ===========     ===========
Value of shares issued as additional
    consideration for loan                               $       --      $       --      $   42,750
                                                         ===========     ===========     ===========
Reduction of notes payable and accrued
    interest due to litigation                           $       --      $       --      $   60,000
                                                         ===========     ===========     ===========
Satisfaction of notes receivable in
    exchange for services                                $       --      $       --      $    8,334
                                                         ===========     ===========     ===========

                             See accompanying notes to these financial statements.

                         Technology Visions Group, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements


NOTE 1 - BUSINESS AND CONTINUED OPERATIONS

Technology Visions Group, Inc. (the "Company") was incorporated in the State of Delaware on April 29, 1985. In March 1995, the management resigned and new management commenced a new direction of the Company. For financial reporting purposes, inception is defined as January 1, 1995. Prior to December 22, 2000, the Company's name was Orbit Technologies, Inc. The Company's business plan focuses on applied research and development of new and innovative technologies, engineering ideas, methods, and processes that hold the potential to become commercially viable products or processes. Once a product or process receives commercial validation through an outside or third party, it is the Company's intention to either spin it off as a separate business entity, or license or sell to an affiliated or unaffiliated entity that, at that time, becomes responsible for the production, marketing and sales of such products or services. The Company's technologies are undergoing certain feasibility studies and/or actual field tests and evaluations in the area of the treatment and stabilization of buried low-level mixed radioactive waste. To date, the Company has not commercialized any of its technologies.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Going Concern
-------------

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. Prior to inception, the Company had losses accumulating to $6,961,050. The Company, since inception has suffered losses accumulating to $10,389,977 through December 31, 2002. As of December 31, 2002, the Company had a stockholders' deficit and a working capital deficit of approximately $2,758,885 and $431,835, respectively. The Company is in arrears with certain payables and accrued liabilities. During the fiscal year ended December 31, 2002, the Company raised $243,000 from the sale of restricted common stock. The Company requires additional funds to continue research and development efforts and to complete the necessary work to commercialize its technologies. No assurances can be given that the Company can complete development of any technology or that, if any technology is fully developed, it can be manufactured on a large-scale basis or at a feasible cost. Further, no assurance can be given that any technology will receive market acceptance. The Company's ability to continue as a going concern is dependent upon obtaining the additional financing, restructuring and/or curing the defaults on its debt, completion of research and development and the successful marketing of its technologies. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management plans to explore additional sources of working capital including borrowings, sales of securities, joint ventures and licensing of technologies. Management believes that the Company can raise adequate capital to keep the Company functioning at a minimum level of operation in the next fiscal year. Management is exploring ways to reduce its existing liabilities, including exchanging certain of its liabilities for shares of its common stock. There can be no assurance that management will be successful in its efforts to raise capital sufficient to fund its working capital requirements or to convert debts into common stock during the next twelve months.

These financial statements do not include any adjustments relating to the recoverability of recorded asset amounts that might be necessary as a result of the above uncertainty.

Development-Stage Company
-------------------------

The Company is considered a development-stage company, with no operating revenues from the license of commercially viable technologies during the periods presented, as defined by Statement of Financial Accounting Standards ("SFAS") No. 7. SFAS No. 7 requires companies to report their operations, shareholders

                         Technology Visions Group, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements


deficit and cash flows since inception through the date that revenues are generated from management's intended operations, among other things. Management has defined inception as January 1, 1995, near the date management control was obtained. Since inception, the Company has incurred operating losses totaling $10.4 million, much of which relates to stock-based compensation to officers, directors and consultants as a means to preserve working capital. The Company's working capital has been generated through the sales of common stock and debt. In addition, significant research and development costs to develop technologies have been expended since inception. Management has provided financial data since January 1, 1995 "Inception" in the financial statements, as a means to provide readers of the Company's financial information to make informed investment decisions.

Use of Estimates
----------------

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates. Primary areas where financial information of the Company is subject to the use of estimates, assumptions and the application of judgment include the evaluation of impairments of intangible assets, and the recoverability of deferred tax assets, which must be assessed as to whether these assets are likely to be recovered by the Company through future operations.

Risks and Uncertainties
-----------------------

Technologies

The Company's operations are subject to new innovations in product design and function. Significant technological changes can have an adverse effect on product lives. Design and development of new products are important elements to achieve profitability in this industry segment.

Shareholder Dilution

The Company's management has relied on the issuance of its common stock to provide working capital and provide compensation to officers, directors and consultants. If the Company continues to rely on the issuance of common stock to retain key management and consultants, based on current per-share prices, the existing shareholders may be significantly diluted in the future.

Fair Value of Financial Instruments
-----------------------------------

Statement of Financial Accounting Standards (SFAS) 107, "Disclosures about Fair Value of Financial Instruments," requires companies to report information, which pertains to the Company's financial instruments.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Receivables and Payables: The carrying amounts approximate fair value because of the short maturity of those instruments.

Notes Payable: The carrying amounts of notes payable may approximate fair value due to the length of the maturities, the interest rates being tied to market indices and/or due to the interest rates not being significantly different from the current market rates available to the Company. However, management believes that the fair value may change substantially because of changes in the Company's liquidity.

                         Technology Visions Group, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements


Management believes related party payables cannot be assessed since there is no readily attainable fair value.

Concentration of Credit Risk
----------------------------

Financial instruments, which potentially subject the Company to concentrations of credit risk, are primarily trade accounts receivable. Ongoing credit evaluations of customers' financial condition will be performed and generally no collateral will be required.

Equipment and Fixtures
----------------------

Equipment and fixtures are recorded at cost. Depreciation is provided using the accelerated and straight-line methods over the estimated useful lives of the related assets as follows:

                             Description                         Years
                             -----------                         -----

                      Furniture and fixtures                        7
                      Computer hardware and software              3-5

Income Taxes
------------

The Company provides for deferred tax liabilities and assets based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. A valuation allowance is provided when it is more likely than not that the Company's deferred tax assets will not be realized through future operations.

Revenue Recognition
-------------------

In December 1999, the Securities and Exchange Commission released SAB No. 101, "Revenue Recognition in Financial Statements," providing the staff's views in applying accounting principles generally accepted in the United States to selected revenue recognition issues. The Company recognizes revenue from hardware and professional services rendered once all of the following criteria for revenue recognition has been met:

1) Pervasive evidence that an agreement exists; 2) the services have been rendered; 3) the fee is fixed and determinable and not subject to refund or adjustment; and 4) collection of the amounts due is reasonably assured. The Company derives its revenue primarily from transaction and service fees associated with consulting services that the Company provides to its clients. Signed contracts are obtained from clients prior to recognition of these revenues. The Company adopted these provisions of SAB No. 101 with no material effect on the Company's financial position or results of operations.

Research and Development Costs
------------------------------

Research and development costs are charged to expense as incurred, unless they are reimbursed under specific contracts. The costs of materials and equipment that are acquired or constructed for research and development activities, and have alternative future uses (either in research and development, marketing or production), are classified as property and equipment and depreciated over their estimated useful lives.

                         Technology Visions Group, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements


Customer-Sponsored Test and Evaluation
--------------------------------------

Under two contracts with prime contractors, the Company received proceeds of $23,000 and $163,195 during 2002 and 2001, respectively, to finance costs related to testing and evaluation of its products. The amounts received under these contracts have been reflected as an incidental income in the accompanying financial statements.

Stock-Based Compensation
------------------------

As permitted by SFAS No. 123, "Accounting for Stock-Based Compensation," the Company accounts for its stock-based compensation involving employee arrangements pursuant to APB Opinion No. 25, "Accounting for Stock Issued to Employees." In accordance with the provisions of SFAS No. 123, the Company discloses the pro forma effects of accounting for these arrangements using the Black-Scholes option pricing model to determine fair value as supplemental disclosure. Stock options and warrants issued to non-employees are accounted for under the fair value method as required by SFAS No. 123 and EITF 00-27. Interpretation No. 44 of APB No. 25 clarifies certain transactions affecting employees.

Loss Per Share
--------------

Basic earnings per share ("Basic EPS") is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share ("Diluted EPS") gives effect to all dilutive potential common shares outstanding during a period. In computing Diluted EPS, the treasury stock method is used in determining the number of shares assumed to be purchased from the conversion of common stock equivalents. Securities that could potentially dilute Basic EPS in the future, that were not included in the computation of Diluted EPS because to do so would have been anti-dilutive for the periods presented, consist of options, warrants, convertible notes and debentures.

Incremental Shares
------------------

Securities that could potentially dilute basic earnings per share ("EPS") in the future, which were not included in the computation of diluted per share information because to do so would have been anti-dilutive as of December 31, 2002, consist of the following:

                                                           Number of Potential
                                                            Additional Common
                                                                Shares
                                                            --------------

Notes payable to related parties                                4,377,792
Options to purchase common stock                                3,190,672
Accrued officers' and directors' compensation                  10,994,659
                                                            --------------
       Total incremental shares at December 31, 2002           18,563,123
                                                            ==============

                         Technology Visions Group, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements


Impairment of Long-Lived Assets
-------------------------------

During 1996, the Company adopted the SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," through December 31, 2001. Under the provisions of this statement, the Company has evaluated its long-lived assets for financial impairment, and will continue to evaluate them as events or changes in circumstances indicate that the carrying amount of such assets may not be fully recoverable.

The Company evaluates the recoverability of long-lived assets by measuring the carrying amount of the assets against the estimated undiscounted future cash flows associated with them. At the time such evaluations indicate that the future undiscounted cash flows of certain long-lived assets are not sufficient to recover the carrying value of such assets, the assets are adjusted to their fair values. There were no adjustments to the carrying value of long-lived assets in 2002 and 2001.

As of January 1, 2002, SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," 144 supersedes SFAS No. 121. SFAS No. 144 supplies a single accounting approach for measuring impairment of long-lived assets, including segments of a business accounted for as discontinued operations or those to be sold or disposed of other than by sale. The Company adopted SFAS No. 144 in 2002. There was no significant impact from adopting this pronouncement on its financial statements.

Intangible Assets
-----------------

Patent costs, which include legal costs and filing fees to acquire the patent, are being amortized on the straight-line method over the shorter of the estimated economic life of the patents or seventeen years.

In June 2001, the FASB finalized SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interests method of accounting for business combinations initiated after June 30, 2001. SFAS No. 141 also requires that the Company recognize acquired intangible assets apart from goodwill if the acquired intangible assets meet certain criteria. SFAS No. 141 applies to all business combinations initiated after June 30, 2001, and for purchase business combinations completed on or after July 1, 2001. It also requires, upon adoption of SFAS 142 that the Company reclassify the carrying amounts of intangible assets and goodwill based on the criteria in SFAS No. 141.

SFAS No. 142 requires, among other things, that companies no longer amortize goodwill, but instead test goodwill for impairment at least annually. In addition, SFAS No. 142 requires that the Company identify reporting units for the purposes of assessing potential future impairments of goodwill, reassessing the useful lives of other existing recognized intangible assets, and ceasing amortization of intangible assets with an indefinite useful life. An intangible asset with an indefinite useful life should be tested for impairment in accordance with the guidance in SFAS No. 121. SFAS No. 142 is required to be applied in fiscal years beginning after December 15, 2001, to all goodwill and other intangible assets recognized at that date, regardless of when those assets were initially recognized. The Company reassessed the useful lives of its intangible assets when it adopted SFAS No. 142. The adoption of SFAS No. 142, did not have an impact on the financial condition, results of operations or cash flows of the Company.

                         Technology Visions Group, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements


Recent Accounting Pronouncements
--------------------------------

The FASB issued Statement No. 143 "Accounting for Asset Retirement Obligations" which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other type of disposal of long-lived tangible assets arising from the acquisition, construction, or development and/or normal operation of such assets. SFAS No. 143 is effective for years beginning after June 15, 2002, with earlier application encouraged. Management has not yet determined the impact from adopting this pronouncement on its financial statements.

In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." The provisions of SFAS No. 145 relating to the rescission of SFAS No. 4 are effective for financial statements issued for fiscal years beginning after May 15, 2002, and the provisions relating to SFAS No. 13 are effective for transactions occurring after May 15, 2002. SFAS No. 145 rescinds SFAS No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment of that Statement, SFAS No. 64 "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements." SFAS No. 145 also rescinds SFAS No. 44, "Accounting for Intangible Assets of Motor Carriers," and amends SFAS No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. SFAS No. 145 also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. The adoption of SFAS No. 145 did not have an impact on the financial condition, results of operations or cash flows of the Company.

In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 revises the accounting for specified employee and contract terminations that are part of restructuring activities. Companies will be able to record a liability for a cost associated with an exit or disposal activity only when the liability is incurred and can be measured at fair value. Commitment to an exit plan or a plan of disposal expresses only management's intended future actions and therefore does not meet the requirement for recognizing a liability and related expense. SFAS No. 146 only applies to termination benefits offered for a specific termination event or a specified period. It will not affect accounting for the costs to terminate a capital lease. The Company is required to adopt SFAS No. 146 for exit or disposal activities initiated after September 30, 2002. The Company is evaluating this new standard but expects that the effects of adoption, if any, would relate solely to exit or disposal activities undertaken in the future.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure." This Statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company does not expect to adopt SFAS No. 123, and therefore, adopt the guidance of SFAS No. 148.

                         Technology Visions Group, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements


NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment, net, consist of the following at December 31, 2002:

        Computer equipment                                   $   8,720
        Office furniture and fixtures                           46,605
        Research laboratory furniture and fixtures              60,120
        In-process machinery                                   223,064
                                                             ----------
             Subtotal                                          338,509
        Accumulated depreciation and impairments              (334,338)
                                                             ----------
                                                             $   4,171
                                                             ==========

For the years ended December 31, 2001 and 2002, depreciation expense totaled $1,322 and $2,908, respectively.

NOTE 4 - INTANGIBLE ASSETS

Intangible assets consist of the following at December 31, 2002:

        Patent costs                                         $ 30,597
        Accumulated amortization                              (13,860)
                                                             ---------
                                                             $ 16,737
                                                             =========

For the years ended December 31, 2001 and 2002, amortization expense totaled $1,800 and $1,800, respectively.

NOTE 5 - NOTES PAYABLE TO RELATED PARTIES

Notes payable to related parties consist of the following at December 31, 2002:

     NOTES           INTEREST RATE        PRINCIPAL BALANCE    ACCRUED INTEREST
--------------------------------------------------------------------------------

Current Portion:
     Officers               8%                     $ 81,000             $ 1,026
                                          ------------------    ----------------

Long Term Portion:
     Officers               10%                     112,341              74,024
     Shareholder         10% - 12%                  365,500             211,750
                                          ------------------    ----------------
        Total                                       477,841             285,774
                                          ------------------    ----------------

                                          --------------------------------------
Total Notes Payable                               $ 558,841           $ 286,800
                                          ======================================

                         Technology Visions Group, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements


Current Portion:

In June 2002, the Company entered into a new agreement with one of the officers, whereby the officer transferred 200,000 shares of the Company's common stock privately owned by him to pay the retainer for legal fees. At the date of the transfer the shares had a market value of $0.08 per share or $16,000. This amount was recorded as an additional loan made by the officer and applied to prepaid expenses. The officer has the right to convert the unpaid principal and/or accrued interest at the price per share discounted by 20% of the average bid and ask price five days prior to the date of conversion. This note matures on July 10, 2003.

In August 2002, the Company entered into two new agreements with the officers, whereby the officers loaned $65,000 to the Company at 8% per annum. In addition, the officers have the right to convert the unpaid principal and/or accrued interest at the price per share discounted by 20% of the average bid and ask price five days prior to the date of conversion. These notes mature on August 27, 2003.

Long-Term Portion:

OFFICERS:

At December 31, 2001, two officers had loans outstanding totaling $112,341 to the Company. Each note bears interest of 10% per annum and is due one year from the issuance date. The notes principal and accrued interest are convertible into common stock at prices ranging from $0.13 to $0.32 per share. During the years ended December 31, 2002 and 2001, $10,000 and $10,000, respectively, was paid towards the principal. No interest payments were made.

During 2002, the officers entered into a standstill agreement with the Company in which they agreed to forebear any collection of the debts through December 31, 2003.

SHAREHOLDER:

At December 31, 2001, the Company had an outstanding loan from a shareholder in the amount of $60,000. The note bears an interest rate of 10% per annum and was due on November 5, 1999. The noteholder has the right to convert the unpaid principal and/or accrued interest at the price per share discounted by 20% of the average bid and ask price five days prior to the date of conversion. No principal or interest payments were made during the year. Accrued interest at December 31, 2002 was $22,500. During 2002, the noteholder entered into a standstill agreement with the Company in which they agreed to forebear any collection of the debts through December 31, 2003.

On May 27, 1997, the Company entered into an installment loan agreement with an individual shareholder to borrow $300,000. As of December 31, 1998, the shareholder had advanced the Company $299,500 against the $300,000 loan agreement. The installment loan bears interest at 12% per annum and was due on May 27, 1999. The loan agreement provides for semi- annual interest payments of $17,920. At December 31, 2002, the Company had defaulted on semi-annual interest payments totaling $189,250. The installment note is collateralized by the Company's rights, titles and patents, of the Company's technology known as "Polymer Encapsulation Technology." No principal or interest payments were made during the year. Accrued interest at December 31, 2002 was $189,250. During 2002, the noteholder entered into a standstill agreement with the Company in which they agreed to forebear any collection of the debts through December 31, 2003.

                         Technology Visions Group, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements


At December 31, 2002, the Company had a loan outstanding from one individual in the amount of $6,000 received in 1999. There is no stated rate of interest.

The Company had previously issued promissory notes aggregating $274,250, all of which were past due. During 2001, the Company reversed all of these notes, which dated back to 1995. The amounts written-off exceeded the California statute of limitations for unsecured creditors' time frame. The gain is reflected in the accompanying 2001 financial statements as gain from reduction of debt.

NOTE 6 - CONVERTIBLE DEBENTURES

On December 28, 2000, the Company issued, through a private placement, $375,000 of 10% convertible debenture notes, due December 28, 2001. As additional consideration, the Company issued separate warrants to the purchasers to acquire 375,000 shares of the Company's common stock at 125% of the conversion price, determined as the lesser of $0.14 per share, or 55% of the price on the lowest three trading days in the last ten trading days prior to the conversion date.

In February 2002, the holders of the debentures elected to convert $13,650 of accrued interest into 620,474 shares of the Company's common stock. In May 2002, the Company entered into an agreement with the debenture holders to redeem the debentures and cancel the 375,000 warrants. As part of this agreement, the holders converted $20,000 worth of principal into 500,000 shares of common stock. In addition, the Company paid cash of $117,324, representing $110,000 in principal and $7,324 in interest.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

Lease Obligation
----------------

The Company leases a portion of its capital equipment and certain of its facilities under operating leases that expire at various dates through 2005. Rental and equipment lease expense was $29,471 and $21,081 during the years ended December 31, 2002 and 2001, respectively.

Future annual minimum lease payments as of December 31, 2002:

                                                Capital            Operating
                                                 Leases             Leases
                                             --------------     ---------------
                                       2003  $       2,151      $       28,480
                                       2004          2,151              22,960
                                       2005          1,255                 883
                                             --------------     ---------------
                                                     5,557      $       52,323
                                                                ===============
Less amount representing interest                   (1,252)

Present value of net minimum lease
                                             --------------
  payments under capital lease               $       4,305
                                             ==============

Assets recorded under capital leases as of December 31, 2002, consist of computer equipment totaling $7,126 less accumulated amortization of $3,167.

                         Technology Visions Group, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements


Employment and Consulting Agreements
------------------------------------

On January 1, 2002, the Company entered into two employment agreements with its current officers. The two agreements provide for annual salaries of $150,000 each, expire January 1, 2004, and provide for automatic annual renewals. In addition to the salaries, the agreement grants each officer 50,000 shares of Series A Convertible Preferred stock and 100,000 non-qualified stock options per year. The stock options are to purchase shares of the Company's common stock at an exercise price of $0.05 per share, vest immediately, and expire January 1, 2007. A total of 200,000 options were granted to the officers during the year and $2,600 was recorded as additional compensation based on the difference between the market price and the exercise price at the date of grant. During the year the Series A Convertible Preferred stock was not issued. For the fiscal year ended December 31, 2002 and 2001, the aggregate expense recorded under the agreements amounted to $302,600 and $252,000, respectively.

In April 2002, the Board of Directors approved accruing interest on all unpaid salary beginning with salaries accrued in the year ending December 31, 2001, at 8% per annum and going forward. Accrued officer's compensation unpaid at December 31, 2002 totaled $1,549,835, and accrued interest totaled $38,282. The accrued compensation is convertible into common stock discounted 10% at $0.32 per share for compensation earned through 2000, and $0.05 and $0.14 per share in 2001 and 2002, respectively. During 2002, the officers entered into a standstill agreement with the Company in which they agreed to forebear any collection of this debt through December 31, 2003.

NOTE 8 - STOCKHOLDERS' DEFICIT

Authorized Shares
-----------------

Effective December 22, 2000, the articles of incorporation were amended to increase the authorized shares of common stock from 50,000,000 shares, par value of $.01 to 100,000,000 shares, par value of $.001. Effective December 22, 2000, the articles of incorporation were amended to increase the authorized preferred shares from 1,000,000 shares, par value of $.01 to 2,000,000 shares, par value of $.001.

Common Stock Transactions  - December 31, 2001
-------------------------  -------------------

During the first quarter of 2001, the Company issued 26,786 shares of common stock for consulting fees totaling $3,749 or $0.14 per share.

During the second quarter of 2001, the Company issued 238,095 shares of restricted common stock for proceeds of $50,000 or $0.21 per share in a private placement intended to be exempt from registration under section 4(2) and or Regulation D of the Securities Act of 1933. Shares are generally sold at a 20% discount to closing prices based on a five-day average prior to the sale.

During the third quarter of 2001, the Company issued 1,300,000 shares of common stock to directors for compensation valued at $246,000 or $0.19 per share. The debenture debt holders elected to convert $105,000 of principal and accrued interest of $18,957 into 1,443,582 shares of the Company common stock valued at $123,957.

                         Technology Visions Group, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements


During the fourth quarter of 2001, the Company converted $140,000 of convertible debentures and related accrued interest of $68 into 3,541,918 shares of common stock valued at $140,068. The Company issued 334,821 shares of common stock for proceeds of $30,000.

During the fourth quarter of 2001, a consultant exercised 100,000 non-qualified stock options at an exercise price of $.01 per share. These options were granted during the third quarter of 2001. The Company recorded a charge of $22,000 for the fair value of these options.

Common Stock Transactions  - December 31, 2002
-------------------------  -------------------

First Quarter 2002:
-------------------

The Company issued 500,000 shares of common stock valued at $19,500 or $0.04 per share, and granted options to purchase 250,000 shares at $0.15 per share, for legal fees incurred in 2001. These shares were registered under Form S-8 of the Securities Act of 1933. The amount of the obligation was $35,450 and as a result, a gain of $15,950 was recognized. The Company recorded a charge of $3,250 for the fair value of the option.

The Company authorized the conversion of $150,000 of accrued salaries to two officers into a total of 5,000,000 shares of common stock at the conversion rate of $0.03 per share. These shares were registered under Form S-8 of the Securities Act of 1933.

The Company issued 4,950,000 shares of restricted common stock for proceeds of $150,500. The shares were sold at prices ranging between $0.02 and $0.04 per share per share in a private placement intended to be exempt from registration under section 4(2) and or Regulation D of the Securities Act of 1933. Shares are generally sold at a 20% discount to closing prices based on a five-day average prior to the sale.

The convertible debenture holders elected to convert $13,650 of accrued interest into 620,474 shares of the Company's common stock.

On January 31, 2002, the Company issued 1,000,000 shares of common stock to acquire an exclusive license for the sale and use of various products from an unrelated third party. The shares were valued at $30,000 on the date of grant, and were charged to operations as research and development expenses on the contract date.

The Company entered into an agreement with an unrelated third party to provide public relations consulting services to the Company. The term of the agreement is for two years, terminating in December 2003. The Company issued 100,000 shares to the consultant, valued at $7,000 or $0.07 per share and was charged to operations during the first quarter of 2002.

The Company granted options to the officers of the Company under employment agreements to purchase a total of 200,000 shares of the Company's common stock. The value of the options was $2,600.

Second Quarter:
---------------

The Company issued 757,142 shares of restricted common stock for proceeds of $45,000. The shares were sold at prices ranging between $0.02 and $0.05 per share per share in a private placement intended to be exempt from registration under section 4(2) and or Regulation D of the Securities Act of 1933. Shares are generally sold at a 20% discount to closing prices based on a five-day average prior to the sale.

                         Technology Visions Group, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements


In connection with the May 2002, agreement with the convertible debenture holders (Note 4), the Company converted $20,000 of principal on the convertible debentures into 500,000 shares of common stock.

Third Quarter:
--------------

The Company issued 416,667 shares of restricted common stock for proceeds of $20,000. The shares were sold at $0.05 per share per share in a private placement intended to be exempt from registration under section 4(2) and or Regulation D of the Securities Act of 1933. Shares are generally sold at a 20% discount to closing prices based on a five-day average prior to the sale.

Fourth Quarter:
---------------

The Company issued 516,575 shares of restricted common stock for proceeds of $27,500. The shares were sold at prices ranging between $0.04 and $0.08 per share per share in a private placement intended to be exempt from registration under section 4(2) and or Regulation D of the Securities Act of 1933. Shares are generally sold at a 20% discount to closing prices based on a five-day average prior to the sale.

During the first quarter of 2002, the Company adopted the 2002 non-qualified stock plan and registered 10,500,000 shares of the Company's common stock under Form S-8. As of December 31, 2002, the Company had granted 200,000 option shares under the plan (see below). No shares of common stock have been granted under the plan.

In the quarter ended December 31, 2000, an individual exercised 340,000 non-qualified stock options at an exercise price of $0.01. A note receivable in the amount of $3,400 was recorded at the time. During the quarter ended December 31, 2002, the Company wrote-off the note receivable as uncollectible.

Warrants
--------

Pursuant to the Convertible Debenture financing completed in December of 2000, the Company issued to the purchasers and to the placement agent of the Convertible Debentures warrants to purchase 375,000 shares of common stock at an exercise price equal to 125% of the conversion price per share. The warrants were valued at $93,750. The warrants were cancelled as part of the agreement with the holders to redeem the debentures (see Note 6).

2002 Non-Qualified Stock Compensation Plan
------------------------------------------

In 2002, the Board of Directors adopted the 2002 Non-Qualified Stock Compensation Plan (the "Stock Plan") as a method for Technology Visions to compensate key employees, advisors and consultants by issuing them shares of its capital stock or options to purchase shares of its capital stock in exchange for services rendered and to be rendered and thereby conserve the Company's cash resources. The Board of Directors reserved five million (5,000,000) shares of its $.001 par value common stock for issuance under the Stock Plan. Options to purchase 200,000 shares at an exercise price of $.05 have been granted under the Plan to two officers, (Note 7).

Non-Qualified Stock Option Plan
-------------------------------

From time to time, the Company issues non-qualified stock options. These options are generally granted to consultants for past services and are granted to noteholders in connection with financing agreements.

                         Technology Visions Group, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements


In 2000, the Company entered into a consulting agreement with an attorney. Under the terms of the agreement, the Company issued 50,000 shares of common stock as compensation for services provided, and granted an option to the attorney to purchase 150,000 shares of common stock at a price of $0.45 per share. The options will expire, unless exercised, on December 31, 2004. In February 2002, the attorney was granted an additional option to purchase 250,000 shares of common stock at a price of $0.15 per share. The options will expire, unless exercised, on February 7, 2005. The Company valued these options using the fair value method and recorded consulting expense of $3,250 based on the Black-Scholes option pricing model with the following assumptions:

        Risk-free interest rate                     3.25%
        Expected life                               1 year
        Expected volatility                         131%
        Dividend yield                              -%


During the third quarter of 2001, the Company granted a consultant 100,000 non-qualified stock options at an exercise price of $.01 per share for services rendered. These options were cancelled in December 2002. The Company valued these options using the fair value method and recorded consulting expense of $22,000 based on the Black-Scholes option pricing model with the following assumptions:

        Risk-free interest rate                     3.25%
        Expected life                               1 year
        Expected volatility                         131%
        Dividend yield                              -%

At December 31, 2002, outstanding options to purchase common stock of the Company totaled 600,000, had expiration dates ranging from December 31, 2004 to January 1, 2007, and the exercise prices ranged from $0.05 per share to $0.45 per share. All other options were cancelled effective December 31, 2002.

NOTE 9 - GAIN FROM REDUCTION OF DEBT

The Company had promissory notes aggregating $274,250, all of which were past due. During the first quarter of 2001, the Company reversed all of these notes, which dated back to 1995. The amounts written-off exceeded the California statute of limitations for unsecured creditor's time frame based on representation from legal counsel.

As discussed in Note 8, the Company issued common stock and options valued at $19,500 to pay legal fees of $35,450. Therefore, the Company recognized the difference of $15,950 as a gain from the reduction of debt.

During the quarter ended September 30, 2002, the Company wrote-off $19,182 of trade debt, and recorded the total amount as a gain from the reduction of debt.

                         Technology Visions Group, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements


NOTE 10 - INCOME TAXES

The Company was not required to provide for a provision for income taxes for the years ended December 31, 2002 and 2001 as a result of net operating losses incurred during those years.

During the year ended December 31, 2002, the Company filed delinquent tax returns with the State of California for the years 1994 through 2001. As a result the Company paid $5,819 in taxes and penalties, which is recorded in general and administrative expenses, in the accompanying statements of operation.

The components of deferred tax assets and liabilities at December 31, 2002 and 2001 consist of the following:

Deferred income tax assets:                         2002                2001
                                                    ----                ----

Net operating loss carry forwards               $ 3,929,000         $ 3,270,000
Deferred compensation/options                     1,967,000           1,849,000

Valuation allowance                              (5,896,000)         (5,119,000)
                                                ------------        ------------
Total                                           $        --         $        --
                                                ============        ============

The valuation allowance for net deferred tax assets increased by approximately $777,000 during the year due to the correction of prior year NOL's for Federal and California tax purposes.

At December 31, 2002, the Company had net operating loss ("NOL") carryforwards for Federal and California income tax purposes of approximately $10.7 million and $3.2 million, respectively. Federal NOLs begin to expire in 2003 and will fully expire in 2022. The usage of California NOLs is currently suspended and will resume in 2004. California NOLs begin to expire in 2004 and will fully expire in 2011.

NOTE 11 - SUBSEQUENT EVENTS

In March 2003, the Company received a loan of $25,000 from an officer and a loan of $10,000 from an outside investor. Each note bears interest of 8% per annum and is due one year from the issuance date. The noteholders have the right to convert the unpaid principal and/or accrued interest at the price per share discounted by 20% of the market price on any day during the one-year period.

Fusion Capital Common Stock Transaction

         On April 22, 2003, the Company entered into a common stock purchase agreement with Fusion Capital Fund II, LLC pursuant to which Fusion Capital agreed to purchase on each trading day during the term of the agreement, $10,000 of the Company's common stock or an aggregate of $6.0 million. The $6.0 million of common stock is to be purchased over a 30-month period, subject to a six-month extension or earlier termination at the Company's' discretion. The purchase price of the shares of common stock will be equal to a price based upon the future market price of the common stock without any fixed discount to the market price. Fusion Capital does not have the right or the obligation to purchase shares of the Company's common stock in the event that the price of its common stock is less than $0.05.

         The Company has authorized the sale and issuance of 20,000,000 shares of its common stock to Fusion Capital under the common stock purchase agreement of which it has registered 20,000,000 shares. Management estimates that the maximum number of shares it will sell to Fusion Capital under the common stock purchase agreement will be 20,000,000 shares (exclusive of the 1,978,022 shares issued and 1,978,022 issuable to Fusion Capital as the commitment fee) assuming Fusion Capital purchases all $6.0 million shares of common stock.

            Under the terms of the common stock purchase agreement, Fusion Capital has received 1,978,022 shares of the Company's common stock as a commitment fee, valued at $159,000. These value of these shares will be capitalized and charged against the proceeds received from the sale of the securities. In the event the sale of these securities is determined unsuccessful, such fees will be charged to operations. In addition, at such time as Fusion Capital has purchased $3,000,000 of the Company's common stock under the common stock purchase agreement, The Company will issue to Fusion Capital an additional 1,978,022 shares of common stock as an additional commitment fee. This commitment fee will be recorded when the contingencies are removed and the fee is earned. Unless an event of default occurs, these shares must be held by Fusion Capital until 30 months from the date of the common stock purchase agreement or the date the common stock purchase agreement is terminated.

         Under the common stock purchase agreement, on each trading day Fusion Capital is obligated to purchase a specified dollar amount of the Company's common stock. Subject to The Company's right to suspend these purchases at any time, and its right to terminate the agreement with Fusion Capital at any time, each as described below, Fusion Capital shall purchase on each trading day during the term of the agreement $10,000 of the Company's common stock. The Company may decrease this daily purchase amount at any time. The Company also has the right to increase the daily purchase amount at any time; provided however, it may not increase the daily purchase amount above $10,000 unless its stock price is above $.30 per share for five consecutive trading days. The purchase price per share is equal to the lesser of:

         o the lowest sale price of The Company's common stock on the purchase date; or

         o the average of the three (3) lowest closing sale prices of the Company's common stock during the fifteen (15) consecutive trading days prior to the date of a purchase by Fusion Capital.

The purchase price will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the trading days in which the closing bid price is used to compute the purchase price. Fusion Capital may not purchase shares of the Company's common stock under the common stock purchase agreement if Fusion Capital, together with its affiliates, would beneficially own more than 9.9% of its common stock outstanding at the time of the purchase by Fusion Capital. However, even though Fusion Capital may not receive additional shares of the Company's common stock in the event that the 9.9% limitation is ever reached, Fusion Capital is still obligated to pay to it $10,000 on each trading day, unless the common stock purchase agreement is suspended, an event of default occurs or the agreement is terminated. Under these circumstances, Fusion Capital would have the right to acquire additional shares in the future should its ownership subsequently become less than the 9.9%. Fusion Capital has the right at any time to sell any shares purchased under the common stock purchase agreement which would allow it to avoid the 9.9% limitation.

         The Company has the right to set a minimum purchase price ("floor price") at any time. Currently, the floor price is $0.10. The Company can increase or decrease the floor price at any time upon one trading day prior notice to Fusion Capital. However, the floor price cannot be less than $0.05. Fusion Capital shall not have the right nor the obligation to purchase any shares of The Company's common stock in the event that the purchase price is less than the then applicable floor price.

         The Company has the right to increase the daily purchase amount as the market price of its common stock increases. Specifically, for every $0.10 increase in Threshold Price above $0.20, the company shall have the right to increase the daily purchase amount by up to an additional $1,000. The Company has the unconditional right at any time for any reason to give notice to Fusion Capital terminating the common stock purchase agreement. This notice shall be effective one trading day after Fusion Capital receives notice.

         Generally, Fusion Capital may terminate the common stock purchase agreement without any liability or payment to the company upon the occurrence of any of the following events of default:

         o the effectiveness of the registration statement, of which this prospectus is a part, of lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to Fusion Capital for sale of the Company's common stock offered hereby and such lapse or unavailability continues for a period of ten (10) consecutive trading days or for more than an aggregate of thirty (30) trading days in any 365-day period;

         o suspension by the Company's principal market of its common stock from trading for a period of three consecutive trading days;

         o the de-listing of the Company's common stock from its principal market provided the Company's common stock is not immediately thereafter trading on the Nasdaq National Market, the Nasdaq National SmallCap Market, the New York Stock Exchange or the American Stock Exchange;

         o the transfer agent's failure for five trading days to issue to Fusion Capital shares of the Company's common stock which Fusion Capital is entitled to under the common stock purchase agreement;

         o any material breach of the representations or warranties or covenants contained in the common stock purchase agreement or any related agreements which has or which could have a material adverse affect on The Company's subject to a cure period of ten trading days;

         o a default by The Company of any payment obligation in excess of $1.0 million; or

         o any participation or threatened participation in insolvency or bankruptcy proceedings by or against The Company.

The Company will file a registration statement on Form SB-2 to register the underlying securities. There are no assurances that such registration will become effective allowing the Fusion Capital agreement to commence, and financing received. After registration of the common stock by the Company with the SEC, if such becomes successful, and upon the ultimate sale of common stock acquired by Fusion Capital, the price of the Company's stock price could suffer substantial declines. The Company's stock price declines, if realized, could cause the financing to be ceased, and cause an adverse impact on the Company's financial condition, results of operations and cash flows.

                                   FINANCIALS

                         TECHNOLOGY VISIONS GROUP, INC.
                          (A DEVELOPMENT-STAGE COMPANY)
                                  BALANCE SHEET
                                   (UNAUDITED)
                              AS OF MARCH 31, 2003


                                     ASSETS

Cash                                                               $      6,679
Prepaid expenses                                                          3,196
                                                                   -------------
      Total current assets                                                9,875

Property and equipment, net of accumulated depreciation
      of $111,901                                                         3,544
Patents, net of accumulated amortization of $14,310                      16,287
Other assets                                                              4,800
                                                                   -------------
      Total assets                                                 $     34,506
                                                                   =============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

Accounts payable                                                   $    356,941
Accrued expenses                                                          5,600
Current portion of notes payable to officers                            120,923
                                                                   -------------
      Total current liabilities                                         483,464

Accrued interest to related parties                                     302,712
Notes payable to related parties                                        487,841
Accrued officers and directors compensation                           1,665,241
                                                                   -------------
      Total liabilities                                               2,939,258

Commitments and contingencies (Note 5)                                       --

Stockholders' deficit:
Preferred stock, $.001 par value; 2,000,000 shares authorized;
      none issued and outstanding                                            --
Common stock, $.001 par value; 100,000,000 share authorized;
      61,285,852 issued and outstanding                                  61,286
Additional paid-in-capital                                           14,573,057
Accumulated deficit                                                 (17,539,095)
                                                                   -------------

      Total stockholders' deficit                                    (2,904,752)

      Total liabilities and stockholders' deficit                  $     34,506
                                                                   =============


              See accompanying notes to these financial statements.


                                        TECHNOLOGY VISIONS GROUP, INC.
                                         (A DEVELOPMENT-STAGE COMPANY)
                                           STATEMENTS OF OPERATIONS
                                                  (UNAUDITED)
                                                                                      For the period
                                                                                       of Inception,
                                                                                      from January 1,
                                                   For the Three Months Ended          1995 through
                                                            March 31,                    March 31,
                                                      2003               2002              2003
                                                 -------------      -------------      -------------
Revenues                                         $         --       $         --       $         --

Costs and expenses:
      Research and development                             --             30,000            685,507
      General and administrative expenses             149,709            147,841          6,601,121
      Compensatory element of stock options            15,200                 --          2,273,860
      Loss from litigation settlement, net                 --                 --            476,350
      Impairment of fixed assets                           --                 --            223,064
                                                 -------------      -------------      -------------
Operating loss                                       (164,909)          (177,841)       (10,259,902)

Other income and (expenses):
      Interest income                                       9                342              1,177
      Gain from reduction in debt                          --             15,950          1,298,272
      Interest expense                                (23,168)           (32,728)        (1,755,248)
      Other income                                         --                 --            717,139
      Impairment of patent                                 --                 --            (40,540)
      Financing costs                                      --                 --           (383,600)
      Debt conversion expense                              --                 --           (155,343)
                                                 -------------      -------------      -------------
Net loss                                         $   (188,068)      $   (194,277)       (10,578,045)


Basic and dilutive net loss per share            $      (0.00)      $      (0.00)
                                                 =============      =============

Weighted average number
      of shares outstanding                        61,019,185         51,412,355


                             See accompanying notes to these financial statements.

                                                TECHNOLOGY VISIONS GROUP, INC.
                                                 (A DEVELOPMENT-STAGE COMPANY)
                                              STATEMENTS OF STOCKHOLDER'S EQUITY
                                           FOR THE THREE MONTHS ENDED MARCH 31, 2003
                                                          (UNAUDITED)

                                                       Common Stock            Additional
                                                --------------------------      Paid-in        Accumulated
                                                     Shares        Amount       Capital          Deficit              Total
                                                ------------------------------------------------------------------------------

     Balances at December 31, 2002                 60,985,852      60,986      14,531,157      (17,351,027)        (2,758,884)
 Stock  issued for consulting services
     at an average price of $0.09 per share           300,000         300          26,700                              27,000
 Value assigned to stock options
     issued for employment agreements
     at an average price of $0.08 per share                                        15,200                              15,200
 Net loss for the quarter                                                                         (188,068)          (188,068)
                                                ------------------------------------------------------------------------------
     Balances at March 31, 2003                    61,285,852     $61,286    $ 14,573,057     $(17,539,095)      $ (2,904,752)
                                                ==============================================================================


                                     See accompanying notes to these financial statements.

                                                              F-29


                                             TECHNOLOGY VISIONS GROUP, INC.
                                              (A DEVELOPMENT-STAGE COMPANY)
                                                STATEMENTS OF CASH FLOWS
                                                      (UNAUDITED)

                                                                                                    For the period
                                                                                                     of Inception,
                                                                                                     from January 1,
                                                                     For the Three Months            1995 through
                                                                       Ended March 31,                 March 31,
                                                                   2003               2002               2003
                                                               -------------      -------------      -------------
 Cash flows from operating activities:
      Net loss                                                 $   (188,068)      $   (194,277)      $(10,578,045)
      Adjustments to reconcile net loss to net cash
          Used in operating activities:
      Depreciation and amortization                                   1,077                727            153,341
      Amortization of deferred finance costs                             --                 --            851,350
      Gain from reduction of debt                                        --            (15,950)        (1,373,643)
      Common stock issued for services rendered                      27,000              7,000            229,620
      Common stock issued for licensing agreement                        --             30,000             30,000
      Compensatory element of common stock and options               15,200                 --          2,948,860
      Impairment of patent                                               --                 --             40,540
      Impairment of fixed assets                                         --                 --            223,064
      Write-off shareholder loans                                        --                 --           (200,466)
      Loss on litigation settlement                                      --                 --            526,350
      Loss on disposal of fixed assets                                   --                 --              4,377
      Notes issued in settlement of consulting fees                      --                 --            274,250
      Debt conversion expense                                            --                 --            155,343
      Changes in operating assets and liabilities:
          Decrease (increase) in accounts receivable                     --            150,427                 --
          Decrease (increase) in prepaid expenses                      (941)            (2,323)            21,274
          (Increase) in deposits                                         --                 --             (3,412)
          Increase (decrease) in accounts payable and
              accrued expenses                                       74,174             22,972          3,282,805
          (Decrease) in due to shareholders                              --                 --            (16,234)
                                                               -------------      -------------      -------------
      Net cash used in operating activities                         (71,558)            (1,424)        (3,430,626)
CASH FLOWS FROM INVESTING ACTIVITIES:
      Purchases of fixed assets                                          --                 --           (245,845)
      Costs of licenses and patents                                      --                 --            (54,550)
                                                               -------------      -------------      -------------
      Net cash used in investing activities                              --                 --           (300,395)
CASH FLOWS FROM FINANCING ACTIVITIES:
      Proceeds from sale of common stock                                 --            120,500            781,743
      Proceeds from issuance of convertible debenture                    --                 --            375,000
      Payments on debenture notes                                        --                 --           (110,000)
      Notes payable, net                                             49,923             (5,000)         2,843,083
      Deferred finance charges                                           --                 --           (175,350)
      Proceeds from exercise of stock options                            --                 --              3,000
      Repayment of notes receivable from stockholders                    --                 --              6,360
                                                               -------------      -------------      -------------
      Net cash provided by (used in) financing activities            49,923            115,500          3,723,836
NET INCREASE (DECREASE) IN CASH                                     (21,635)           114,076             (7,185)
CASH AT BEGINNING OF PERIOD                                          28,314             62,972             13,864
                                                               -------------      -------------      -------------
CASH AT END OF PERIOD                                          $      6,679       $    177,048       $      6,679
                                                               =============      =============      =============

SUPPLEMENTAL DISCLOSURES:
      Cash paid during the period for:
          Interest                                             $        122       $        159       $      8,024
                                                               =============      =============      =============
          Taxes                                                $        857       $         --       $      6,676
                                                               =============      =============      =============


                                  See accompanying notes to these financial statements.

                                        TECHNOLOGY VISIONS GROUP, INC.
                                         (A DEVELOPMENT-STAGE COMPANY)
                                     STATEMENTS OF CASH FLOWS - Continued
                                                  (UNAUDITED)

                                                                                          Inception,
                                                                                        from January 1,
                                                            For the Three Months         1995 through
                                                               Ended March 31,             March 31,
                                                            2003           2002              2003
                                                         ------------    ------------    ------------
Non-cash Financing Activities:
Value of shares issued in connection
    with compensatory obligations                        $       --      $   150,000      $  919,400
                                                         ===========     ============     ===========
Value of stock issued for
    conversion of notes payable                          $       --      $        --       2,054,653
                                                         ===========     ============     ===========
Accrued interest converted to common stock               $       --      $    13,650      $   53,473
                                                         ===========     ============     ===========
Value of shares paid to satisfy accounts payable         $       --      $    19,500      $   78,038
                                                         ===========     ============     ===========
Assets acquired through a capital lease                  $       --      $        --      $    7,126
                                                         ===========     ============     ===========
Value of shares issued for consulting services           $   27,000      $     7,000      $  582,910
                                                         ===========     ============     ===========
Value assigned to stock options issued for services      $   15,200      $        --      $   87,050
                                                         ===========     ============     ===========
Value of stock issued for licensing agreement            $       --      $    30,000      $   30,000
                                                         ===========     ============     ===========
Value of shares issued for settlement
    of convertible promissory  notes                     $       --      $        --      $  534,235
                                                         ===========     ============     ===========
Value of shares issued for settlement of litigation      $       --      $        --      $   51,250
                                                         ===========     ============     ===========
Value of stock issued in exchange for
    note receivable                                      $       --      $        --      $   17,294
                                                         ===========     ============     ===========
Value of shares issued to satisfy accrued expenses       $       --      $        --      $   53,500
                                                         ===========     ============     ===========
Value of shares issued as additional
    consideration for loan                               $       --      $        --      $   42,750
                                                         ===========     ============     ===========
Reduction of notes payable and accrued
    interest due to litigation                           $       --      $        --      $   60,000
                                                         ===========     ============     ===========
Satisfaction of notes receivable in
    exchange for services                                $       --      $        --      $    8,334
                                                         ===========     ============     ===========

                             See accompanying notes to these financial statements.

                         TECHNOLOGY VISIONS GROUP, INC.
                          (A DEVELOPMENT-STAGE COMPANY)
                           March 31, 2003 (Unaudited)


NOTE 1 - BUSINESS AND CONTINUED OPERATIONS

Technology Visions Group, Inc. (the "Company") was incorporated in the State of Delaware on April 29, 1985. In March 1995, the management resigned and new management commenced a new direction of the Company. For financial reporting purposes, inception is defined as January 1, 1995. Prior to December 22, 2000, the Company's name was Orbit Technologies, Inc. The Company's business plan focuses on applied research and development of new and innovative technologies, engineering ideas, methods, and processes that hold the potential to become commercially viable products or processes. Once a product or process receives commercial validation through an outside or third party, it is the Company's intention to either spin it off as a separate business entity, or license or sell to an affiliated or unaffiliated entity that, at that time, becomes responsible for the production, marketing and sales of such products or services. The Company's technologies are undergoing certain feasibility studies and/or actual field tests and evaluations in the area of the treatment and stabilization of buried low-level mixed radioactive waste. To date, the Company has not commercialized any of its technologies.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Unaudited Interim Financial Statements
--------------------------------------

The interim financial data as of March 31, 2003, and for the three months ended March 31, 2003 and 2002, is unaudited; however, in the opinion of management, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the Company's financial position as of March 31, 2003, and the results of its operations and cash flows for the three months ended March 31, 2003 and 2002. These results are not necessarily indicative of the results expected for the year ending December 31, 2003. These financial statements and notes thereto do not reflect all disclosures necessary for preparation under accounting principals generally accepted in the United States. Refer to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002.

Going Concern
-------------

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation of the Company as a going concern. Prior to inception, the Company had losses accumulating to $6,961,050. The Company, since inception has suffered losses accumulating to $10,389,977 through December 31, 2002. For the year ended December 31, 2002 and for the three months ended March 31, 2003, the Company incurred net losses of approximately $641,383 and $188,068, respectively, and as of March 31, 2003, had a stockholders' deficit and a working capital deficit of approximately $2,904,752 and $473,589, respectively. The Company is in arrears with certain of its payables and accrued liabilities. The Company requires additional funds to continue research and development efforts and to complete the necessary work to commercialize its technologies. No assurances can be given that the Company can complete development of any technology or that, if any technology is fully developed, it can be manufactured on a large-scale basis or at a feasible cost. Further, no assurance can be given that any technology will receive market acceptance. The Company's ability to continue as a going concern is dependent upon obtaining the additional financing, restructuring and/or curing the defaults on its debt, completion of research and development and the successful marketing of its technologies. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management plans to explore additional sources of working capital including borrowings, sales of securities, joint ventures and licensing of technologies. Management believes that the Company can raise adequate capital to keep the Company functioning at a minimum level of operation in the next fiscal year. Management is exploring ways to reduce its existing liabilities, including exchanging certain of its liabilities for shares of its common stock. There can be no assurance that management will be successful in its efforts to raise capital sufficient to fund its working capital requirements or to convert debts into common stock during the next twelve months. The Company is exploring ways to reduce its existing liabilities, including exchanging certain of its liabilities for shares of its common stock.

                         TECHNOLOGY VISIONS GROUP, INC.
                          (A DEVELOPMENT-STAGE COMPANY)
                           March 31, 2003 (Unaudited)


These financial statements do not include any adjustments relating to the recoverability of recorded asset amounts that might be necessary as a result of the above uncertainty.

Development-Stage Company
-------------------------

The Company is considered a development-stage company, with no operating revenues from the license of commercially viable technologies during the periods presented, as defined by Statement of Financial Accounting Standards ("SFAS") No. 7. SFAS No. 7 requires companies to report their operations, shareholders deficit and cash flows since inception through the date that revenues are generated from management's intended operations, among other things. Management has defined inception as January 1, 1995, near the date management control was obtained. Since inception, the Company has incurred operating losses totaling $10.6 million, much of which relates to stock-based compensation to officers, directors and consultants as a means to preserve working capital. The Company's working capital has been generated through the sales of common stock and debt. In addition, significant research and development costs to develop technologies have been expended since inception. Management has provided financial data since January 1, 1995 "Inception" in the financial statements, as a means to provide readers of the Company's financial information to make informed investment decisions.

Use of Estimates
----------------

The preparation of the financial statements in conformity with accounting principals generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Risks and Uncertainties
-----------------------

         Technologies
         ------------

The Company's operations are subject to new innovations in product design and function. Significant technological changes can have an adverse effect on product lives. Design and development of new products are important elements to achieve profitability in this industry segment.

Shareholder Dilution
--------------------

The Company's management has relied on the issuance of its common stock to provide working capital and provide compensation to officers, directors and consultants. The trading price of the Company's common stock has declined over time. If the Company continues to rely on the issuance of common stock to retain key management and consultants, based on current per-share prices, the existing shareholders may be significantly diluted in the future.

Incremental Shares
------------------

Securities that could potentially dilute basic earnings per share ("EPS") in the future that were not included in the computation of diluted EPS because to do so would have been anti-dilutive as of March 31, 2003 consist of the following:

                         TECHNOLOGY VISIONS GROUP, INC.
                          (A DEVELOPMENT-STAGE COMPANY)
                           March 31, 2003 (Unaudited)


                                                         Number of Potential
                                                          Additional Common
                                                                Shares
                                                           ----------------

Notes payable to related parties                                10,465,297
Options to purchase common stock                                   800,000
Accrued officers' and directors' compensation                   17,866,320
                                                           ----------------
       Total incremental shares at March 31, 2003               29,131,617
                                                           ================

Equipment and Fixtures
----------------------

Equipment and fixtures are recorded at cost. Depreciation is provided using accelerated and straight-line methods over the estimated useful lives of the related assets as follows:

                           Description                                 Years
                           -----------                                 -----

                           Furniture and fixtures                         7
                           Computer hardware and software               3-5


Recent Accounting Pronouncement
-------------------------------

In March 2003, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure." This Statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company does not expect to adopt SFAS No. 123, and therefore, adopt the guidance of SFAS No. 148.

Stock Based Compensation
------------------------

The Company has elected to follow Accounting Principle Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25"), and related interpretations in accounting for its employee stock options because the alternative fair value accounting provided under FASB Statement No. 123, Accounting for Stock-Based Compensation, ("SFAS 123") requires the use of option valuation models that were not developed for use in valuing employee stock options. As permitted, the Company adopted the disclosure alternative of SFAS 123 and SFAS 148, which require pro forma disclosure of net income and earnings per share as if the fair value method of accounting had been applied. Since the Company has no significant stock options outstanding, the pro forma financial data is not meaningful.

Under APB 25, when the exercise price of the Company's stock options equals or exceeds the fair value of the underlying stock on the date of grant, no compensation expense is recorded.

                         TECHNOLOGY VISIONS GROUP, INC.
                          (A DEVELOPMENT-STAGE COMPANY)
                           March 31, 2003 (Unaudited)


NOTE 3 - NOTES PAYABLE TO RELATED PARTIES

Notes payable to related parties consist of the following at March 31, 2003:

        NOTES                  INTEREST         PRINCIPAL       ACCRUED
                                  RATE           BALANCE       INTEREST
--------------------------------------------------------------------------

Current Portion:
     Officers                      8%          $   120,923     $    3,445

Long Term Portion:
     Officers                      10%             112,341         76,832
     Shareholder                10% - 12%          375,500        222,435
                                               ------------    -----------
        Total                                      487,841        299,267
                                               ------------    -----------
Total Notes Payable                            $   608,764     $  302,712
                                               =============   ===========

During the current quarter, the Company entered into three new agreements with the officers, whereby the officers loaned $25,000 to the Company at 8% per annum. In addition, the officers have the right to convert the unpaid principal and/or accrued interest at the price per share discounted by 20% of the average bid and ask price five days prior to the date of conversion. These notes mature between March 11 and March 24, 2004.

On February 21, 2003, two of the officers transferred a total of 135,667 shares of the Company's common stock privately owned by them to pay the retainer for legal fees. At the date of the transfer the shares had a market value of $0.11 per share or $14,923. This amount was recorded as an additional loan made by the officers and applied to prepaid expenses. The officers have the right to convert the unpaid principal and/or accrued interest at the price per share discounted by 20% of the average bid and ask price five days prior to the date of conversion. These notes mature on February 21, 2004.

During 2000, the holders of the long-term notes payable entered into a standstill agreement with the Company in which they agreed to forebear any collection of the debts for a period of one year. This agreement has been exted to September 30, 2004.

In March 2003, the Company entered into a new agreement with a shareholder whereby the shareholder loaned the Company $10,000. The shareholder has the right to convert the unpaid principal and/or accrued interest at the price per share discounted by 20% of the average bid and ask price five days prior to the date of conversion. This note matures on July 21, 2003.

NOTE 4 - CONVERTIBLE DEBENTURES

On December 28, 2000, the Company issued, through a private placement, $375,000 of 10% convertible debenture notes, due December 28, 2001. As additional consideration, the Company issued separate warrants to the purchasers to acquire 375,000 shares of the Company's common stock at 125% of the conversion price, determined as the lesser of $0.14 per share, or 55% of the lowest bid price during three trading days in the last ten trading days prior to the conversion date.

During the three months ended March 31, 2002, the holders of the debentures elected to convert $13,650 of accrued interest into 620,474 shares of the Company's common stock. In May 2002, the Company entered into an agreement with the debenture holders to redeem the debentures and cancel the 375,000 warrants. As part of this agreement, the holders converted $20,000 worth of principal into 500,000 shares of common stock. In addition, the Company paid in cash $117,324, representing $110,000 in principal and $7,324 in interest.

                         TECHNOLOGY VISIONS GROUP, INC.
                          (A DEVELOPMENT-STAGE COMPANY)
                           March 31, 2003 (Unaudited)


NOTE 5 - COMMITMENTS AND CONTINGENCIES

Employment and Consulting Agreements
------------------------------------

On January 1, 2002, the Company entered into two employment agreements with its current officers. The agreements provide for annual salaries aggregating $300,000, expire January 1, 2004, and provide for automatic annual renewals. In addition to the salaries, the agreements grant each officer 50,000 shares of Series A Convertible Preferred stock and 100,000 non-qualified stock options per year. The stock options are to purchase shares of the Company's common stock at an exercise price of $0.05 per share, vest immediately, and expire January 1, 2007. A total of 200,000 option shares were granted to the officers during the current quarter and $15,200 was recorded as additional compensation based on the difference between the market price and the exercise price at the date of grant.

For the three months ended March 31, 2003 and 2002, the expense recorded under the agreements amounted to $90,200 and $75,000, respectively. In April 2002, the Board of Directors approved accruing interest on all unpaid salary beginning with salaries accrued in the year ending December 31, 2001, at 8% per annum and going forward. Accrued officer's compensation unpaid at March 31, 2003 totaled $1,619,824, and accrued interest totaled $45,416. The accrued compensation is convertible into common stock discounted 10% at $0.32 per share for compensation earned through 2000, and at $0.05 and $0.14 per share in 2001 and 2002, respectively. During 2000, the officers entered into a standstill agreement with the Company in which they agreed to forebear any collection of this debt for a period of one year. This agreement has been extended to September 30, 2004.

NOTE 6 - STOCKHOLDERS' DEFICIT

Common Stock Transactions During the Three Months Ended March 31, 2002
----------------------------------------------------------------------

The Company issued 500,000 registered shares of the Company's common stock and granted options to purchase 250,000 registered shares of the Company's common stock under an S-8 filing that are exercisable at $0.15 per share, for legal fees incurred in 2001 totaling $35,450. The market value of the stock at the date of issuance was $19,500. Therefore, a gain from the reduction of debt in the amount of $15,950 was recognized.

The Company issued 4,950,000 shares of common stock for proceeds of $150,500. The shares were sold at prices ranging between $0.02 and $0.04 per share. As of March 31, 2002, the Company collected $120,500 of these proceeds and the remaining balance of $30,000 was recorded as a receivable. This receivable was collected in April 2002.

The Company converted $13,650 of accrued interest on the convertible debentures into 620,474 shares of common stock.

The Company authorized the conversion of $150,000 of accrued salaries to two officers into a total 5,000,000 registered shares of common stock at the conversion rate of $0.03 per share. These shares were registered under an S-8 filing.

The Company authorized the issuance 1,000,000 shares of common stock as a consideration for a licensing agreement whereby the Company would acquire an exclusive license for sale and use of various products from an unrelated third party. The shares were valued at $30,000 on the date of grant, which was charged to operations during the three months ended March 31, 2002.

The Company entered into an agreement with an unrelated third party to provide public relations consulting services to the Company. The term of the agreement is for two years, terminating in December 2003. The Company issued 100,000 shares to the consultant. At the time of the grant, the shares were valued at $7,000 and were charged to operations during the three months ended March 31, 2002.

                         TECHNOLOGY VISIONS GROUP, INC.
                          (A DEVELOPMENT-STAGE COMPANY)
                           March 31, 2003 (Unaudited)


Common Stock Transactions During the Three Months Ended March 31, 2003
----------------------------------------------------------------------

In January 2003, the Company granted the officers an option to purchase 100,000 shares of the Company's common stock at an exercise price of $0.05 per share, as part of their employment agreement. These options were valued at $15,200, and were charged to officer's compensation during the three months ended March 31, 2003.

The Company entered into an agreement with an unrelated third party to provide investment funding for the Company (see Note 8). As part of the agreement, the Company issued 300,000 shares of its common stock for expense reimbursements of the investor. At the time of the grant, the shares were valued at $27,000 or $.09 per share, and were charged to operations during the three months ended March 31, 2003.

NOTE 7 - GAIN FROM REDUCTION OF DEBT

During the quarter ended March 31, 2002, the Company issued 500,000 shares of common stock to pay legal fees of $35,450 incurred through December 31, 2001. The market value of the shares at the date of grant was $19,500. Therefore, the Company recognized the difference of $15,950 as a gain from the reduction of debt.

NOTE 8 - COMMON STOCK TRANSACTIONS

Ascendiant Agreement

In February 2003, the Company entered into Business and Financial Services Agreement with Ascendiant Capital Group, LLC ("Ascendiant") for financial and business advice and consultation, and specifically, to arrange and assist in the negotiations for a $5 million line of credit. In connection with this agreement, Ascendiant was paid 375,000 shares of the Company's common stock under Rule 144. In addition, Ascendiant received an option for 62,500 of the Company's restricted common stock at an exercise price of $0.10 per share, with a one-year term, and a cashless exercise provision. The Company valued the options using the fair value method and will record as a consulting fee in April of $1,956, based on the Black-Scholes option pricing model using the following assumptions:

         Risk-free interest rate                     3.25%
         Expected life                               1 year
         Expected volatility                         38%
         Dividend yield                              0%

In March 2003, the Company began negotiations with Fusion Capital Fund II, LLC ("Fusion Capital") for the common stock purchase agreement described in Note 9. As part of this agreement, the Company agreed to pay Fusion $10,000 cash and issue 300,000 shares of its common stock valued at $27,000 as reimbursement of Fusion Capital's expenses in connection with the transaction.

NOTE 9 - SUBSEQUENT EVENTS

Fusion Capital Transaction

On April 22, 2003, the Company entered into a common stock purchase agreement with Fusion Capital pursuant to which Fusion Capital agreed to purchase on each trading day during the term of the agreement, $10,000 of the Company's common stock or an aggregate of $6.0 million. The $6.0 million of common stock is to be purchased over a 30-month period, subject to a six-month extension or earlier termination at the Company's' discretion. The purchase price of the shares of common stock will be equal to a price based upon the future market price of the

                         TECHNOLOGY VISIONS GROUP, INC.
                          (A DEVELOPMENT-STAGE COMPANY)
                           March 31, 2003 (Unaudited)


common stock without any fixed discount to the market price. Fusion Capital does not have the right or the obligation to purchase shares of the Company's common stock in the event that the price of its common stock is less than $0.05.

The Company has authorized the sale and issuance of 20,000,000 shares of its common stock to Fusion Capital under the common stock purchase agreement of which it will register 20,000,000 shares. Management estimates that the maximum number of shares it will sell to Fusion Capital under the common stock purchase agreement will be 20,000,000 shares (exclusive of the 1,978,022 shares issued and 1,978,022 issuable to Fusion Capital as the commitment fee) assuming Fusion Capital purchases all $6.0 million worth of common stock.

Under the terms of the common stock purchase agreement, Fusion Capital has received 1,978,022 shares of the Company's common stock as a commitment fee, valued at $159,000. The value of these shares will be capitalized and charged against the proceeds received from the sale of the securities. In the event the sale of these securities is determined unsuccessful, such fees will be charged to operations. In addition, at such time as Fusion Capital has purchased $3,000,000 of the Company's common stock under the common stock purchase agreement, the Company will issue to Fusion Capital an additional 1,978,022 shares of common stock as an additional commitment fee. This commitment fee will be recorded when the contingencies are removed and the fee is earned. Unless an event of default occurs, these shares must be held by Fusion Capital until 30 months from the date of the common stock purchase agreement or the date the common stock purchase agreement is terminated. Under the common stock purchase agreement, on each trading day Fusion Capital is obligated to purchase a specified dollar amount of the Company's common stock. Subject to the Company's right to suspend these purchases at any time, and its right to terminate the agreement with Fusion Capital at any time, each as described below, Fusion Capital shall purchase on each trading day during the term of the agreement $10,000 of the Company's common stock. The Company may decrease this daily purchase amount at any time. The Company also has the right to increase the daily purchase amount at any time; provided however, it may not increase the daily purchase amount above $10,000 unless its stock price is above $.30 per share for five consecutive trading days. The purchase price per share is equal to the lesser of:

         o the lowest sale price of the Company's common stock on the purchase date; or

         o the average of the three (3) lowest closing sale prices of the Company's common stock during the fifteen (15) consecutive trading days prior to the date of a purchase by Fusion Capital.

The purchase price will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the trading days in which the closing bid price is used to compute the purchase price. Fusion Capital may not purchase shares of the Company's common stock under the common stock purchase agreement if Fusion Capital, together with its affiliates, would beneficially own more than 9.9% of its common stock outstanding at the time of the purchase by Fusion Capital. However, even though Fusion Capital may not receive additional shares of the Company's common stock in the event that the 9.9% limitation is ever reached, Fusion Capital is still obligated to pay to it $10,000 on each trading day, unless the common stock purchase agreement is suspended, an event of default occurs or the agreement is terminated. Under these circumstances, Fusion Capital would have the right to acquire additional shares in the future should its ownership subsequently become less than the 9.9%. Fusion Capital has the right at any time to sell any shares purchased under the common stock purchase agreement which would allow it to avoid the 9.9% limitation.

The Company has the right to set a minimum purchase price ("floor price") at any time. Currently, the floor price is $0.10. The Company can increase or decrease the floor price at any time upon one trading day prior notice to Fusion Capital. However, the floor price cannot be less than $0.05. Fusion Capital shall not have the right nor the obligation to purchase any shares of the Company's common stock in the event that the purchase price is less than the then applicable floor price.

                         TECHNOLOGY VISIONS GROUP, INC.
                          (A DEVELOPMENT-STAGE COMPANY)
                           March 31, 2003 (Unaudited)


The Company has the right to increase the daily purchase amount as the market price of its common stock increases. Specifically, for every $0.10 increase in Threshold Price above $0.20, the company shall have the right to increase the daily purchase amount by up to an additional $1,000. The Company has the unconditional right at any time for any reason to give notice to Fusion Capital terminating the common stock purchase agreement. This notice shall be effective one trading day after Fusion Capital receives notice.

Generally, Fusion Capital may terminate the common stock purchase agreement without any liability or payment to the company upon the occurrence of any of the following events of default:

         o the effectiveness of the registration statement, lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to Fusion Capital for sale of the Company's common stock and such lapse or unavailability continues for a period of ten (10) consecutive trading days or for more than an aggregate of thirty (30) trading days in any 365-day period;

         o suspension by the Company's principal market of its common stock from trading for a period of three consecutive trading days;

         o the de-listing of the Company's common stock from its principal market provided the Company's common stock is not immediately thereafter trading on the Nasdaq National Market, the Nasdaq National SmallCap Market, the New York Stock Exchange or the American Stock Exchange;

         o the transfer agent's failure for five trading days to issue to Fusion Capital shares of the Company's common stock which Fusion Capital is entitled to under the common stock purchase agreement;

         o any material breach of the representations or warranties or covenants contained in the common stock purchase agreement or any related agreements which has or which could have a material adverse affect on the Company's subject to a cure period of ten trading days;

         o a default by the Company of any payment obligation in excess of $1.0 million; or

         o any participation or threatened participation in insolvency or bankruptcy proceedings by or against the Company.

The Company filed a registration statement on Form SB-2 to register the underlying securities on May 15, 2003. There are no assurances that such registration will become effective allowing the Fusion Capital financing agreement to commence. After registration of the common stock by the Company with the SEC, if at all, and upon the ultimate sale of common stock acquired by Fusion Capital, the price of the Company's stock price could suffer substantial declines. The Company's stock price declines, if realized, could cause the financing to be ceased, and cause an adverse impact on the Company's financial condition, results of operations and cash flows.

                         TECHNOLOGY VISIONS GROUP, INC.
                          (A DEVELOPMENT-STAGE COMPANY)
                           March 31, 2003 (Unaudited)


Other Transactions

In April 2003, the Company entered into an agreement with an unrelated third party to provide marketing and public relations consulting support. The term of the agreement is for one year and payable with 100,000 shares of the Company's common stock. On May 6, 2003, the Company issued the shares to the consultant.

In May 2003, Technology Visions issued 250,000 restricted shares for proceeds of $10,000. The shares were sold at $0.04 per share in a private placement intended to be exempt from registration under Section 4(2) and/or Regulation D of the Securities Act of 1933. The shares were generally sold at a 20% discount to closing prices based on a five-day average prior to the sale.

                PART II-INFORMATION NOT REQUIRED IN A PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Delaware law, a corporation may indemnify its officers, directors, employees, and agents, including indemnification of these persons against liability under the Securities Act of 1933. A true and correct copy of
Section 145 of the Delaware General Corporation Law which addresses indemnification of officers, directors, employees and agents is attached hereto as Exhibit 99.1.

         In addition, Section 102(b)(7) of the Delaware General Corporation Law and Technology Visions' Certificate of Incorporation provide that a director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability:

    o For any breach of the director's duty of loyalty to the corporation or its stockholders;
    o For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
    o    For paying a dividend or approving a stock repurchase in violation of
         Section 174 of the Delaware General Corporation Law; or
    o For any transaction from which the director derived an improper personal benefit.

         The effect of these provisions may be to eliminate the rights of Technology Visions and its stockholders, through stockholders derivative suits on behalf of Technology Visions, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from negligent or grossly negligent behavior, except in the situations described in clauses set forth above in the preceding sentence.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following sets forth the expenses in connection with this offering. Technology Visions shall bear all these expenses. All amounts set forth below are estimates, other than the SEC registration fee.

SEC Registration Fee                  $      232.57
Legal Fees and Expenses               $   25,000.00
Accounting Fees and Expenses          $   15,000.00
Miscellaneous                         $    5,000.00
                                      --------------
TOTAL                                 $   45,232.57

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

         In June 2003, Technology Visions issued 200,000 restricted shares for proceeds of $15,000 or $.08 per share. The shares were sold in a private placement intended to be exempt from registration under Section 4(2) and/or Regulation D of the Securities Act of 1933.

         In May 2003, Technology Visions issued 250,000 restricted shares for proceeds of $10,000. The shares were sold at $0.04 per share in a private placement intended to be exempt from registration under Section 4(2) and/or Regulation D of the Securities Act of 1933.

         In April 2003, Technology Visions issued 1,978,022 shares to Fusion Capital as a commitment fee in connection with the common stock purchase agreement with Fusion. These shares were valued at $178,021.98 or $.09 per share. This issuance was intended to be exempt from registration under Section 4(2) and/or Regulation D of the Securities Act of 1933.

         On February 15, 2002, Technology Visions entered into a Business Advisory & Financial Consulting Services Agreement with Ascendiant Capital Group, LLC. Pursuant to this agreement, on April 28, 2003, Technology Visions issued Ascendiant 375,000 shares of common stock and 62,500 options to purchase common stock at an exercise price of $.10. These shares were valued at $37,500. This issuance was intended to be exempt from registration under Section 4(2) and/or Regulation D of the Securities Act of 1933.

         During the fourth quarter of 2002, Technology Visions issued 516,575 shares of restricted common stock for proceeds of $27,500. The shares were sold at prices ranging between $0.04 and $0.08 per share in a private placement intended to be exempt from registration under Section 4(2) and/or Regulation D of the Securities Act of 1933. The shares were generally sold at a 20% discount to closing prices based on a five-day average prior to the sale.

         During the third quarter of 2002, Technology Visions issued 416,667 shares of restricted common stock for proceeds of $20,000. The shares were sold at $0.05 per share per share in a private placement intended to be exempt from registration under Section 4(2) and/or Regulation D of the Securities Act of 1933. These shares were generally sold at a 20% discount to closing prices based on a five-day average prior to the sale.

         During the second quarter of 2002, Technology Visions issued 757,142 shares of restricted common stock for proceeds of $45,000. The shares were sold at prices ranging between $0.02 and $0.05 per share per share in a private placement intended to be exempt from registration under Section 4(2) and/or Regulation D of the Securities Act of 1933. These shares were generally sold at a 20% discount to closing prices based on a five-day average prior to the sale.

         In the first quarter of 2002, Technology Visions issued 4,950,000 shares of restricted common stock for proceeds of $150,500. The shares were sold at prices ranging between $0.02 and $0.03 per share in a private placement intended to be exempt from registration under Section 4(2) and/or Regulation D of the Securities Act. The shares were generally sold at a 20% discount to closing prices based on a five-day average prior to the sale.

         During the fourth quarter of 2001, Technology Visions issued 334,821 shares of common stock for proceeds of $30,000 or $.09 per share. These shares were sold in a private placement intended to be exempt from registration under
Section 4(2) and/or Regulation D of the Securities Act.

         In June 2001, Technology Visions sold 238,095 shares of common stock for $50,000 or $.21 per share to an accredited investor in a private placement intended to be exempt from registration under Section 4(2) and/or Regulation D of the Securities Act. The shares were generally sold at a 20% discount to closing prices based on a five-day average prior to the sale.

         During the first quarter of 2000, Technology Visions sold 229,680 shares of common stock for $37,500 to three accredited investors.

         Exemption from registration under the Securities Act of 1933 ("Act") is claimed for the sale of these securities in reliance upon the exemption offered by Section 4(2) of the Act, which exempts transactions by issuers not involving a public offering, and/or Regulation D of the Act. Use of this exemption is based on the following facts:

    o Neither Technology Visions or any person acting on behalf of Technology Visions solicited any offer to buy or sell the securities by any form of general solicitation or advertising;
    o The purchasers represented that they were acquiring the securities as a principal for their own account for investment purposes only and without a view towards distribution or reselling these securities unless pursuant to an effective registration statement or exemption from registration in compliance with federal or state securities laws;
    o At the time of the purchase, the purchasers were accredited investors, as defined in Rule 501(a) under the Securities Act, had the opportunity to review applicable disclosure materials and ask questions in regard to the company; and
    o The securities were issued with a 144 legend restrictions and may only be disposed of pursuant to an effective registration statement or exemption from registration in compliance with federal or state securities laws.

         In May 2003, Technology Visions issued 100,000 shares to an unrelated third party in exchange for marketing and public relations services. The shares were valued at $.13 per share, the market price on the date of the grant. Exemption from registration under the Act is claimed for the sale of these securities in reliance upon the exemption offered by Section 4(2) of the Act because these shares were issued in a transaction not involving a public offering, with a 144 legend, and without a view towards distribution.

         On January 31, 2002, Technology Visions issued 1,000,000 shares of common stock to acquire an exclusive license for sale and use of various products from an unrelated third party, Advanced Grout Systems, Ltd. The shares were valued at $30,000 on the date of the grant. Exemption from registration under the Act is claimed for the sale of these securities in reliance upon the exemption offered by Section 4(2) of the Act because these shares were issued in a transaction not involving a public offering, with a 144 legend, and without a view towards distribution.

         In the first quarter of 2002, Technology Visions entered into an agreement with an unrelated third party to provide public relations consulting services to the company. The term of the agreement is for two years, terminating in December 2003. Technology Visions issued 100,000 shares to the consultant, valued at $7,000 or $0.07 per share. Exemption from registration under the Act is claimed for the sale of these securities in reliance upon the exemption offered by Section 4(2) of the Act because these shares were issued in a transaction not involving a public offering, with a 144 legend, and without a view towards distribution.

         During the year 2000, Technology Visions issued 517,765 shares of common stock for legal and consulting expenses valued at $101,971. Exemption from registration under the Act is claimed for the sale of these securities in reliance upon the exemption offered by Section 4(2) of the Act because these shares were issued in a transaction not involving a public offering, with a 144 legend, and without a view towards distribution.

         During the fourth quarter of 2000, the company converted $50,000 of principal and $18,281 of accrued interest into 287,200 shares of common stock. Exemption from registration under the Act is claimed for the sale of these securities in reliance upon the exemption offered by Section 4(2) of the Act because these shares were issued in a transaction not involving a public offering, with a 144 legend, and without a view towards distribution.

         During the fourth quarter of 2000, the company issued 290,961 shares of common stock for conversion of $52,410 of notes payable, plus $1,664 of accrued interest. Exemption from registration under the Act is claimed for the sale of these securities in reliance upon the exemption offered by Section 4(2) of the Act because these shares were issued in a transaction not involving a public offering, with a 144 legend, and without a view towards distribution.

         During the third quarter of 2000, Technology Visions converted $25,000 of principal debt into 210,417 shares of common stock. Exemption from registration under the Act is claimed for the sale of these securities in reliance upon the exemption offered by Section 4(2) of the Act because these shares were issued in a transaction not involving a public offering, with a 144 legend, and without a view towards distribution.

         During the third quarter of 2000, Technology Visions issued 115,623 shares of common stock for payment of accounts payable of $58,538. Exemption from registration under the Act is claimed for the sale of these securities in reliance upon the exemption offered by Section 4(2) of the Act because these shares were issued in a transaction not involving a public offering, with a 144 legend, and without a view towards distribution.

         On June 15, 2000, Technology Visions' stockholders voted to ratify an agreement to settle a lawsuit. Pursuant to the agreement, Technology Visions cancelled 3,703,823 shares of previously issued common stock and exchanged $600,000 of notes payable and $372,355 of related accrued interest for 5,845,090 new shares of Technology Visions common stock and stock options to purchase 1,100,00 shares of common stock at $0.23 for nine months; $.50 after 9 months but within 15 months; and $0.75 after 15 months but within 24 months. The options were valued at $0.99 per share, or $99,000. 131,578 shares of common stock have been issued in accordance with this agreement. Exemption from registration under the Act is claimed for the sale of these securities in reliance upon the exemption offered by Section 4(2) of the Act because these shares were issued in a transaction not involving a public offering, with a 144 legend, and without a view towards distribution.

AVAILABLE INFORMATION

         Technology Visions files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document Technology Visions files with the Commission at the Commission's Public Reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Technology Visions' Commission filings are also available to the public at the Commission's web site at http://www.sec.gov.

         You may also request a copy of these filings, at no cost, by writing or telephoning as follows:

         Technology Visions Group, Inc., Attention: Investor Relations, Carlsbad Research Center, 5950 La Place Court, Suite 155, Carlsbad, California 92008. Technology Visions' telephone number is (760) 918-9168.

         This prospectus is part of a registration statement on Form SB-2 Technology Visions filed with the SEC under the Securities Act. You should rely only on the information or representations provided in this prospectus. Technology Visions has not authorized anyone to provide you with different information other than the information contained in this prospectus. Technology Visions is not making an offer of these securities in any state where the offer is not permitted.

ITEM 27.  EXHIBITS

         The following is a list of exhibits required by Item 601 of Regulation S-B that are filed or incorporated by reference. The exhibits that are incorporated by reference from Technology Visions' prior SEC filings are noted on the exhibit index. The other exhibits are attached hereto and are being filed with the SEC as part of this registration statement.

Exhibit
Number      Description of Exhibit
------      --------------------------------------------------------------------
(3)(i)      Articles of Incorporation.  (1)
(3)(ii)     Certificate of Amendment to Articles of Incorporation.  (3)
(3)(iii)    Amended and Restated By-laws.  (1)
(4.1)       Form of Common Stock Certificate of Technology Visions Group,
            Inc.  (1)
(4.2)       Certificate of Determination of the Rights and Preferences of
            Preferred Stock (1)
(5.1)       Opinion of Weed & Co. LLP re: legality
(10.1)      2002 Non-Qualified Stock Option Plan (2)
(10.2)      Employment Agreement with James B. Lahey (5)
(10.3)      Employment Agreement with James A. Giansiracusa (5)
(10.4)      Trademark License and Technology Agreement with Advanced Grout
            Systems, Ltd (3)
(10.5)      Fee Agreement for Professional Services with Richard O. Weed (2) (4)
(10.6)      Common Stock Purchase Agreement, dated as of April 22, 2003, by and between Technology Visions Group, Inc. and Fusion Capital Fund II,
            L.L.C. (6)
(10.7)      Registration Rights Agreement, dated as of April 22, 2003, by and between Technology Visions Group, Inc. and Fusion Capital Fund II,
            L.L.C. (6)
(10.8)      Standstill Agreement With Ruth Brittingham et. al. (7)
(23.1)      Consent of Independent Auditors, McKennon, Wilson, & Morgan LLP
(23.2)      Consent of Weed & Co. LLP (included in Exhibit 5.1)

(99.1)      Section 145 of the Delaware General Corporation Law(8)

(1) Previously filed as part of the Form 10-SB filed in May 1995 and amendments thereto which are hereby incorporated by reference.
(2) Previously filed as an exhibit to Technology Visions' Form S-8 filed February 22, 2002 (File No. 333-83192)
(3) Previously filed as part of the Form 10-KSB for the Period Ending December 31, 2001.
(4) Previously filed as an exhibit to Technology Visions' Form S-8 filed November 1, 2000 (File No. 333-49220)
(5) Previously filed as part of the Form 10-KSB for the Period Ending December 31, 2002.
(6) Previously filed as an exhibit to Technology Visions Form 8-K, filed April 28, 2003
(7) Previously filed with Technology Visions' filing of Form SB-2, Amendment No. 1 on April 27, 2001 (File No. 333-54380)

(8) Previously filed with Technology Visions Form SB-2, filed on May 15, 2003 (File No. 333-105279)

ITEM 28. UNDERTAKINGS.

Technology Visions undertakes to:

(a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Carlsbad, State of California, on July 14, 2003.

                                      Technology Visions Group, Inc.

                                      By: /s/ James B. Lahey
                                      Name: James B. Lahey
                                      Title: Chief Executive Officer and
                                      Chairman of the Board of Directors

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/James B. Lahey            Chief Executive Officer and
James B. Lahey               Chairman of the Board of Directors    July 14, 2003

/s/James A. Giansiracusa     Chief Operating Officer, Chief
James A. Giansiracusa        Financial Officer (Chief Financial
                             and Accounting Officer), Secretary
                             and Director                          July 14, 2003

/s/Ian C. Gent               Director                              July 14, 2003
Ian C. Gent

/s/ Stephen V. Prewett       Director                              July 14, 2003
Stephen V. Prewett

/s/ William N. Whelan, Jr.   Director                              July 14, 2003
William N. Whelan

INDEX TO EXHIBITS FILED HEREIN

5.1           Opinion of Weed & Co. LLP

23.1          Consent of Independent Auditors